UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ROPER TECHNOLOGIES, INC.

(Formerly Roper Industries, Inc.)

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6901 Professional Parkway E.		Telephone (941) 556-2601
Suite 200		Fax (941) 556-2670
Sarasota, FL 34240

Roper Technologies, Inc.

April 26, 2016

Dear Fellow Shareholders,

As the members of your Board of Directors, we oversee Roper’s efforts to consistently create long-term value through the efficient execution of our strategy, sound risk management, performance-driven compensation programs, effective talent and succession planning, adherence to the highest ethical standards and levels of integrity, and continual review and refinement of the Board’s governance practices.

Our Strategy for Outstanding Value Creation for Shareholders

Over the past decade, our shareholders have enjoyed a compound annual return of 17.7%, compared to 7.3% for the S&P 500. Over the past five years, our Company has delivered an even better 20.6% compound annual return to shareholders.

This long history of superior shareholder returns is the result of Roper’s simple yet powerful strategy: Focus on niche, asset-light businesses with leading technologies that create significant free cash flow, enabling future investments for sustainable growth. We believe that our strategic focus on intellectual capital, channel expansion and a high degree of customer intimacy has driven sustained growth. We have a unique and disciplined capital deployment model that has guided the successful investment of billions of dollars in new businesses. We continue to evolve strategically with an increased emphasis on technology.

The Board contributes significantly to our Company’s strong performance. As directors, each of us commits to the rigor and extensive time required to serve on the Board, including participation in at least 15 days of board meetings each year. We monitor the existing portfolio of Roper businesses and carefully examine with management the different ways our Company can invest for future growth.

Proxy Access and Shareholder Outreach

As part of our continual efforts to enhance governance practices and discussions with our shareholders, we recently amended our By-laws to provide for “proxy access” for our shareholders. Our proxy access provision permits a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements specified in our By-laws. In adopting our proxy access provisions, we reached out to shareholders representing over 50% of our outstanding common stock to understand their views. During this outreach, our shareholders expressed support and general flexibility for the proxy access provisions that we ultimately adopted.

Our Enhanced Governance Practices and Other Best Practices

Our governance practices include:

•	Declassified Board. We declassified the Board so all directors are elected annually.

•	Majority Voting for Directors. Our By-laws include a resignation requirement for directors who fail to receive a majority vote in uncontested elections.

•

Executive Compensation Practices Align with Shareholder Interests. Because much of our shareholder value creation is derived from the Roper executive team’s capital deployment strategy, our executives must have a unique set of skills. We continue to refine our executive compensation practices (as described in more detail in our “Compensation Discussion and Analysis”) to maintain close alignment with the interests of our shareholders.

•

Pay for Performance. In 2015, 95% of our CEO’s compensation was subject to performance risk and tied to long-term results and our stock price, and for our other executive officers, 86% of their compensation was performance-based.

•	Clear Proxy Statement disclosure. We have strived to present the information in our Proxy Statement in a clear and easy-to-read manner

•	Shareholder Outreach Program. Roper’s senior management team regularly engages our largest shareholders for feedback.

2016 Incentive Plan

Our agenda this year includes a proposal to approve the 2016 Incentive Plan. This new plan would replace our existing incentive plan, which expires in June 2016. Equity compensation is one way we link pay for performance, and it is an important part of our overall compensation program. We urge you to vote FOR the approval of the 2016 Incentive Plan, so that we can continue to use equity as a key component in our compensation programs.

Other Matters

In June 2015, we were saddened by the passing of David Devonshire, who had served as a Roper director since 2002. Mr. Devonshire brought wisdom to our Board and provided excellent advice to our management team over many years. We will miss our colleague and friend.

We value your support and input. Please continue to share your comments with us on any topic. Communications can be addressed to the directors in care of the Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Sincerely,

The Board of Directors

Amy Woods Brinkley	John F. Fort III	Brian D. Jellison

Robert D. Johnson	Robert E. Knowling, Jr.	Wilbur J. Prezzano

Laura G. Thatcher	Richard F. Wallman	Christopher Wright

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Friday, May 27, 2016, at 9:30 a.m. local time

Place	6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240

Agenda	•	Proposal 1: To elect nine directors.

•	Proposal 2: To consider, on a non-binding advisory basis, a resolution approving the compensation of our named executive officers.

•	Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2016.

•	Proposal 4: To approve the Roper Technologies, Inc. 2016 Incentive Plan.

We will also transact any other business properly brought before the Annual Meeting.

Record Date	Only shareholders of record at the close of business on March 29, 2016 will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of our common stock since that date.

Voting Recommendations	The Company recommends that you vote:

•	“FOR” all of the director nominees

•	“FOR” the approval of the compensation to our named executive officers

•	“FOR” the appointment of PricewaterhouseCoopers

•	“FOR” the Roper Technologies, Inc. 2016 Incentive Plan

Proxy Voting	Your vote is important regardless of the number of shares of stock you own. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone, via the internet, or by mail. Instructions for each of these methods and the control number that you will need are provided on the proxy card.

April 26, 2016	By Order of the Board of Directors

David B. Liner Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held On May 27, 2016.

This Proxy Statement and the Roper Technologies, Inc. 2015 Annual Report

to Shareholders are available at: www.ropertech.com

EXECUTIVE COMPENSATION	34
2015 Summary Compensation Table	34
2015 Grants of Plan-Based Awards	35
2015 Outstanding Equity Awards at Fiscal Year End	36
2015 Option Exercises and Stock Vested	37
2015 Non-Qualified Deferred Compensation	37
Potential Payments upon Termination or Change in Control	38
Summary of Termination Payments and Benefits	39

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	41

AUDIT COMMITTEE REPORT	42

INDEPENDENT PUBLIC ACCOUNTANTS FEES	43

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016	44

PROPOSAL 4: APPROVAL OF THE ROPER TECHNOLOGIES, INC. 2016 INCENTIVE PLAN	45

ANNUAL MEETING AND VOTING INFORMATION	51

INFORMATION REGARDING THE 2017 ANNUAL MEETING OF SHAREHOLDERS	55

OTHER MATTERS	57

APPENDIX A—RECONCILIATIONS	58

APPENDIX B—ROPER TECHNOLOGIES, INC 2016 INCENTIVE PLAN	60

PROXY STATEMENT SUMMARY

This summary highlights information about Roper Technologies, Inc. (the “Company” or “we”, “us or “our”) and the upcoming 2016 Annual Meeting of Shareholders. It does not contain all of the information you should consider. We recommend reading the complete Proxy Statement and our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, before voting.

2016 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: May 27, 2016 9:30 a.m. local time	Record Date: March 29, 2016	Place: Roper Technologies, Inc. 6901 Professional Parkway East Suite 200 Sarasota, Florida 34240

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required
1:	Election of nine directors	FOR EACH NOMINEE	Majority of votes cast
2:	Advisory vote to approve the compensation paid to our named executive officers	FOR	Majority of votes
3:	Ratification of the appointment of PricewaterhouseCoopers LLC as our independent registered accounting firm	FOR	Majority of votes
4:	Approval of the Roper Technologies, Inc. 2016 Incentive Plan	FOR	Majority of votes

Roper Technologies, Inc. 2016 Proxy Statement	i

PROXY STATEMENT SUMMARY (CONTINUED)

2016 DIRECTOR NOMINEES

Shareholders are electing all nine directors who will serve for a one-year term expiring at the Annual Meeting in 2017.

				Committees
Name	Position	Director Since	Independent	Audit	Compensation	Nominating and Governance	Executive
Amy Woods Brinkley	Founder, AWB Consulting, LLC	2015	X	X
John F. Fort III	Former CEO of Tyco International Ltd.	1995	X	X		X
Brian D. Jellison	President and CEO of our Company	2001					Chair
Robert D. Johnson	Former CEO, Dubai Aerospace Enterprise Ltd.	2005	X		X
Robert E. Knowling, Jr.	Chairman, Eagles Landing Partners	2008	X		Chair		X
Wilbur J. Prezzano	Former Vice-Chairman, Eastman Kodak Company	1997	X		X	X
Laura G. Thatcher	Former Head of Executive Compensation Practice, Alston & Bird LLP	2015	X	X		X
Richard F. Wallman	Former CFO and SVP, Honeywell International Inc.	2007	X			Chair	X
Christopher Wright	Chairman, EMAlternatives LLC	1991	X	Chair			X

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. Our practices and policies include the following.

Proxy Access: In March 2016, we amended our By-laws to implement proxy access for eligible stockholders. Our proxy access provision permits a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of our directors then in office, provided that the stockholders and the nominees satisfy the requirements specified in the By-laws.

Shareholder Outreach: We regularly engage our shareholders for feedback. In connection with our adoption of proxy access, we reached out to shareholders representing over 50% of our outstanding common stock to understand their views.

ii	Roper Technologies, Inc. 2016 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

Declassified Board: Our declassified Board phase-in will be completed at this 2016 Annual Meeting.

One-Year Terms for Directors: All of our directors are serving one-year terms.

Independent Directors: Eight of our nine current directors are independent as well as all members of the Audit, Compensation, and Nominating and Governance Committees.

Lead Independent Director: We have a Lead Independent Director.

Majority Voting Standards for Uncontested Director Elections: We require the resignation of an incumbent director who fails to obtain a majority of votes cast in an uncontested election.

Anti-Hedging and Anti-Pledging Policy: We have both anti-hedging and anti-pledging policies.

BUSINESS HIGHLIGHTS

We achieved another year of record revenue, income and cash flow in 2015.

•	Our compound annual shareholder return over the past decade has been 17.7% and, over the last five years, 20.6%;

•	Net revenue was $3.59 billion;(1)

•	Net income was $679 million, a 5% increase over 2014;(1)

•	Gross margin rose to 60.7% and our EBITDA margin expanded to 34.6%;(1)

•	Our free cash flow was $893 million in 2015, representing 25% of sales;

•	We deployed over $1.8 billion in acquisitions during 2015;

•	Our annual dividend increased by 20%, increasing for the 23rd consecutive year.

(1)

The financial information is presented on an adjusted (non-GAAP) basis. A reconciliation of GAAP to non-GAAP financial measures and other related information is available in “Appendix A—Reconciliations.”

COMPENSATION HIGHLIGHTS

The creation of shareholder value is the foundation and driver of our executive compensation program. Aspects of our program that closely align the compensation of our executive officers with the long-term interests of our investors include the following:

Pay for Performance: Compensation is almost completely tied to pre-set, objective performance criteria and long-term shareholder value creation; in 2015, 95% of our Chief Executive Officer’s compensation was subject to performance risk and tied to our long-term results and stock prices.

Double Trigger Vesting: “Double trigger” vesting of equity awards if a change in control occurs; no excise tax gross-ups for change-in-control payments.

Stock Ownership Guidelines: Substantial share ownership and retention guidelines for our executive officers and non-employee directors.

Low Overhang and Dilution: Overhang and dilution from equity incentives at Roper are very low relative to our peers.

Clawback Policy: We have a clawback policy to recoup erroneously paid compensation.

Dividends Only on Shares Earned: Dividends on restricted shares awarded after 2014 will be paid only if the shares are earned.

Annual Bonus Caps: We have caps on annual bonuses to avoid encouraging a short-term focus.

Roper Technologies, Inc. 2016 Proxy Statement	iii

PROXY STATEMENT SUMMARY (CONTINUED)

No Repricing: Repricing of stock options is prohibited.

Limited Benefits: No defined pension benefit plan, few perquisites, and limited severance agreements.

APPROVAL OF THE ROPER TECHNOLOGIES, INC 2016 INCENTIVE PLAN

Equity compensation is an important element of our overall compensation program because it achieves many of our compensation objectives by linking pay with our performance and aligning executives’ interest with those of our shareholders. We are asking for shareholder approval of the 2016 Incentive Plan (the “2016 Plan”), which will replace our 2006 Incentive Plan (the “2006 Plan”) that expires in June 2016. The 2016 Plan authorizes us to grant equity awards for 7,924,932 million shares, plus up to 2,075,068 shares remaining available under the 2006 Plan. In addition, shares subject to awards under the 2006 Plan existing as of the effective date of the 2016 Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason will be available under the 2016 Plan.

The 2016 Plan provides for the award of stock options, stock appreciation rights, restricted stock, restricted or deferred stock units, performance awards of cash or stock, dividend equivalents and other stock-based awards granted by the Compensation Committee to our employees, officers, directors and consultants for the purpose of attracting, motivating, retaining and rewarding them. The 2016 Plan includes the following features to protect our stockholders’ interests and help ensure effective corporate governance:

•	Conservative share counting;

•	No repricing of stock options;

•	No discounted stock options;

•	Double trigger required for vesting in case of change in control; and

•	Independent committee administration.

Over the past three years (2015, 2014 and 2013), our annual burn rates have been 1.45%, 1.36%, and 1.37%, respectively. These burn rates were calculated by the number of stock options and full-value awards granted during the applicable year (using a 1.9 multiplier for full-value awards) as a percentage of weighted average shares outstanding.

The 2016 Plan also contains performance criteria that we may use for performance-based compensation paid or granted under the 2016 Plan and that is intended to qualify under Internal Revenue Code (“IRC”) Section 162(m). Stockholder approval of the 2016 Plan will also be considered as stockholder approval of the performance criteria, which would help preserve our ability to deduct for income tax purposes compensation associated with future performance-based awards made to certain executives in accordance with IRC Section 162(m).

The 2016 Plan, including the performance metrics, is described more fully in Proposal 4, Approval of the Roper Technologies, Inc. 2016 Incentive Plan. The 2016 Plan is attached to this Proxy Statement as Appendix B.

iv	Roper Technologies, Inc. 2016 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors shall consist of such number of members as may be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. As a result of the passing of David Devonshire in June 2015, our Board of Directors decreased the number of directors from ten to nine. As of this Annual Meeting, the declassification of our Board is completed, and the terms of all nine incumbent directors will expire. Shareholders are electing nine directors who will serve for a one-year term.

Our Board unanimously recommended each incumbent director for election at this Annual Meeting. Certain information about our director nominees is set forth under “Board of Directors.” This information includes the business experience, qualifications, attributes and skills that each individual brings to our Board.

If prior to the meeting a director nominee is unable to serve, which the Board of Directors does not anticipate, the proxy will be voted for a substitute nominee selected by the Board of Directors, or the Board may choose to reduce its size.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following director nominees:

Name	Age	Director Since	Independent	Occupation
Amy Woods Brinkley	60	2015	Yes	Founder, AWB Consulting, LLC
John F. Fort III	74	1995	Yes	Former CEO of Tyco International Ltd.
Brian D. Jellison	70	2001	No	President and CEO, Roper Technologies, Inc.
Robert D. Johnson	68	2005	Yes	Former CEO, Dubai Aerospace Enterprise Ltd.
Robert E. Knowling, Jr.	60	2008	Yes	Chairman, Eagles Landing Partners
Wilbur J. Prezzano	75	1997	Yes	Former Vice-Chairman, Eastman Kodak Company
Laura G. Thatcher	60	2015	Yes	Former Head of Executive Compensation Practice, Alston & Bird LLP
Richard F. Wallman	65	2007	Yes	Former CFO and SVP, Honeywell International Inc.
Christopher Wright	58	1991	Yes	Chairman, EMAlternatives LLC

Roper Technologies, Inc. 2016 Proxy Statement	1

BOARD OF DIRECTORS

Nominee Information

for terms expiring at the 2017 Annual Meeting

Amy Woods Brinkley Director since 2015 Independent Age: 60 Committees: Audit

Professional Experience

Ms. Brinkley is the founder, owner and manager of AWB Consulting, LLC, which provides executive advising and risk management consulting services. Ms. Brinkley retired from Bank of America Corporation in 2009 after more than 30 years with the company. Ms. Brinkley served as its Chief Risk Officer from 2002 to 2009. Prior to 2002, she served as President of the company’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and eCommerce businesses. During her employment at Bank of America Corporation, Ms. Brinkley also held the positions of Executive Vice President and Chief Marketing Officer overseeing the company’s Olympic sponsorship and its national rebranding and name change.

Other Boards and Appointments

Ms. Brinkley is currently a director of TD Bank Group, Carter’s, Inc., TD Group US Holdings, LLC. and the Bank of America Charitable Foundation. She also serves as a trustee for the Princeton Theological Seminary and on the board of commissioners for the Carolinas Healthcare System.

Director Qualifications

Ms. Brinkley’s background offers the Board vast experience in risk management and a broad-based knowledge of banking, financial services, and brand marketing.

John F. Fort III Director since 1995 Independent Age: 74 Committees: Audit Nominating and Governance

Professional Experience

Mr. Fort has been self-employed since 1993. Mr. Fort served as Chairman and Chief Executive Officer of Tyco International Ltd., a provider of diversified industrial products and services, from 1982 until his retirement from the company in January 1993, and served as Interim CEO of Tyco from June to September 2002 and as an advisor to Tyco’s Board of Directors from March 2003 to March 2004.

Director Qualifications

Mr. Fort’s leadership experience as the CEO of a diversified industrial company and in-depth knowledge of our Company gives our Board perspective on important issues, including business strategy and acquisitions.

2	Roper Technologies, Inc. 2016 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Brian D. Jellison Chairman since 2003 Director, President and Chief Executive Officer since 2001 Age: 70 Committees: Executive (Chair)

Professional Experience

Mr. Jellison is our President and CEO. He previously served as Corporate Executive Vice President of Ingersoll-Rand, a global diversified industrial company from January 1998 to July 2001. During his 26-year career with Ingersoll-Rand, Mr. Jellison served in a variety of senior level positions and assumed the principal responsibility for completing and integrating a variety of public and private new business acquisitions.

Director Qualifications

Mr. Jellison’s active involvement in Roper’s operations provides our Board with specific knowledge of the business and its challenges and prospects. As the Chairman of the Board, his deep understanding of the organization and its strategic focus has provided key leadership and guidance for our Company’s growth.

Robert D. Johnson Director since 2005 Independent Age: 68 Committees: Compensation

Professional Experience

Mr. Johnson was Chief Executive Officer of Dubai Aerospace Enterprise Ltd., a global aviation corporation, from August 2006 to December 2008. Mr. Johnson served as Chairman of Honeywell Aerospace, the aviation segment of Honeywell International Inc., from January 2005 to January 2006, and as its President and Chief Executive Officer from 1999 to 2005. Mr. Johnson worked at Honeywell’s predecessor, AlliedSignal, rising to the position of President and Chief Executive Officer of AlliedSignal Aerospace. Mr. Johnson has held management positions with AAR Corporation and GE Aircraft Engines.

Other Boards and Appointments

Mr. Johnson currently serves as the Chairman of the Board of Spirit AeroSystems, Inc., and as a director of Spirit Airlines, Inc. Mr. Johnson previously served as a director of Ariba, Inc. from 2005 to 2012 and Beechcraft Corp during 2013.

Director Qualifications

Mr. Johnson brings valuable knowledge in marketing, sales and production from his diverse career experiences. His management leadership skills and his general business knowledge provide our Board with guidance in compensation and management issues.

Roper Technologies, Inc. 2016 Proxy Statement	3

BOARD OF DIRECTORS (CONTINUED)

Robert E. Knowling, Jr. Director since 2008 Independent Age: 60 Committees: Compensation (Chair) Executive

Professional Experience

Mr. Knowling is the Chairman of Eagles Landing Partners, a strategic management consulting company. From June 2005 to May 2009, Mr. Knowling served as Chief Executive Officer and director of Telwares, a leading provider of telecommunication spend management solutions. Mr. Knowling has served as the CEO of the NYC Leadership Academy, and in various executive capacities with SimDesk Technologies, Inc. and Covad Communications Company.

Other Boards and Appointments

Mr. Knowling previously served as a director of Heidrick & Struggles International from 2000 to 2015, The Bartech Group from 2006 to 2015, Aprimo, Inc. from 2008 to 2011, and as Lead Director of Ariba, Inc. from 2000 to 2012.

Director Qualifications

Mr. Knowling brings a unique perspective to our Board based on his involvement in telecommunications and high-growth technology companies. He also has significant operational and management skills, and insight with respect to technology matters. His experience as a director of several other public companies enables him to provide guidance on corporate governance and executive compensation issues.

Wilbur J. Prezzano Director since 1997 Lead Independent Director Age: 75 Committees: Compensation Nominating and Governance

Professional Experience

Mr. Prezzano retired in January 1997 from Eastman Kodak Company, a supplier of imaging material and services, as its board Vice-Chairman and as Chairman and President of its greater China region businesses. During his 32-year career with Eastman Kodak Company, Mr. Prezzano served in various executive capacities and also served as a director from 1992 to 1997.

Other Boards and Appointments

Mr. Prezzano currently serves as the Board Chair of Snyder’s-Lance, Inc. and as a director of TD Ameritrade Holding Corporation. Mr. Prezzano formerly served as a director of TD Bank Financial Group from 2003 to 2016 and EnPro Industries, Inc. from 2006 to 2014.

4	Roper Technologies, Inc. 2016 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Director Qualifications

Mr. Prezzano has a strong background in management and experience in other international operations. Through his service on the boards of directors of several other companies in diverse industries, Mr. Prezzano provides our Board with a broad-based understanding important to our Company’s growth and operations.

Laura G. Thatcher Director since 2015 Independent Age: 60 Committees: Audit Nominating and Governance

Professional Experience

Ms. Thatcher retired in December 2013 from 33 years of legal practice at Alston & Bird LLP, where she developed and headed the firm’s executive compensation practice for 18 years.

Other Boards and Appointments

Ms. Thatcher served on the Board of Directors of The Atlanta Legal Aid Society, Inc., a non-profit organization addressing the civil legal needs of Atlanta’s lower income, elderly and disabled residents from 2008 to 2014, and was a Past Chair of the Advisory Board of the Certified Equity Professional Institute (CEPI) of Santa Clara University.

Director Qualifications

Ms. Thatcher’s strong legal background in corporate, securities, compensation, mergers and acquisitions, and tax law, and her experience in advising a diverse array of public companies in these areas, offer the Board a broad-based as well as technical perspective in matters of corporate governance, executive compensation, and business acquisitions.

Richard F. Wallman Director since 2007 Independent Age: 65 Committees: Nominating and Governance (Chair) Executive

Professional Experience

Mr. Wallman served as the Chief Financial Officer and Senior Vice President of Honeywell International Inc., a diversified industrial technology and manufacturing company, and its predecessor AlliedSignal, from March 1995 to July 2003. Mr. Wallman has also served in senior financial positions with IBM and Chrysler Corporation.

Roper Technologies, Inc. 2016 Proxy Statement	5

BOARD OF DIRECTORS (CONTINUED)

Other Boards and Appointments

Mr. Wallman currently serves as a director of Convergys Corporation, Extended Stay America, Inc., Wright Medical Group (formerly Tornier N.V.), and Charles River Laboratories International, Inc. Mr. Wallman formerly served as a director of Ariba, Inc., from 2002 to 2012 and Dana Holding Corp. from 2010 to 2013.

Director Qualifications

Mr. Wallman’s extensive leadership and financial background brings to our Board a significant understanding of the financial issues and risks that affect our Company. Mr. Wallman also serves on the boards of other diverse publicly held companies, which gives him a multi-industry perspective and exposure to developments and issues that impact the management and operations of a global business.

Christopher Wright Director since 1991 Independent Age: 58 Committees: Audit (Chair) Executive

Professional Experience

Mr. Wright is the Chairman of EMAlternatives LLC, a Washington, DC based private equity asset management firm focused on emerging markets, and a director of Merifin Capital Group, a private European investment firm. Until mid-2003 he served as Head of Global Private Equity for Dresdner Kleinwort Capital and was a Group Board Member of Dresdner Kleinwort Benson overseeing alternative assets in developed and emerging markets. He acted as Chairman of various investment funds prior to and following the latter’s integration with Allianz A.G., and as Global Head of Private Equity at Standard Bank Group from 2006 to 2007.

Other Boards and Appointments

Mr. Wright currently serves as a director of Yatra Capital Ltd (EuroNext), and sits on the advisory boards of various investment funds. Mr. Wright is a Foundation Fellow of Corpus Christi College, Oxford.

Director Qualifications

Mr. Wright offers a global perspective to our Board gained from his extensive international, private equity and banking experience. He is able to provide a valuable historical perspective on the development of our Company. He also provides our Board with knowledge of current financial issues and risks affecting international business operations and has experience with investing in the software and healthcare sectors.

6	Roper Technologies, Inc. 2016 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board is committed to maintaining high standards of ethical business conduct and sound corporate governance principles and practices. Our Corporate Governance Guidelines reflect our Board of Directors’ commitment to monitoring the effectiveness of the Board and its Committees in exercising their responsibilities.

Business Code of Ethics and Standard of Conduct

Our Business Code of Ethics and Standards of Conduct (the “Code of Ethics”) addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations (including insider trading laws); and corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and our Code of Ethics also encourages the reporting of any illegal or unethical behavior. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver as required by law.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors qualify as “independent,” as defined by the listing standards of the NYSE. As required by the director independence standards, our Board reviewed and analyzed the independence of each director in March 2016 to determine whether any particular relationship or transaction involving any director, or any of that director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and family members and Roper or Roper’s management. As a result of this review, on March 9, 2016, our Board affirmatively determined that all directors are independent, except for Mr. Jellison, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent for purposes of serving on such committees.

Nominating Process

The Nominating and Governance Committee, acting under its charter, determines the desired skills, ability, judgment, diversity (including gender and ethnicity as well as background and experience) and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and re-nomination of existing directors based on those criteria, which includes, but is not limited to:

•	high personal and professional ethics;

•	integrity and values;

•	knowledge of our business environment;

•	sound judgment and analytical ability;

•	skills and experience in the context of the needs of our Board;

•	breadth of business experience; and

•	whether the candidate meets the independence requirements of the NYSE.

Our Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and engaging a third party to assist in identifying potential nominees when a Board position becomes available. Our Board has no formal policy with respect to diversity, but considers racial and gender diversity when creating the pool of candidates from which it considers possible new board candidates.

Neither the Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. Shareholder nominees submitted pursuant to the procedures set forth in the By-laws will be considered under the same criteria that are applied to other candidates. A shareholder of record who nominates a director candidate must provide a notice along with the additional information and materials required by our By-laws. See “Information Regarding the 2017 Annual Meeting of Shareholders” for additional information regarding nominating director candidates.

Proxy Access

In March 2016, our Board adopted “proxy access” amendments to our By-laws, enabling a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to two nominees or 20% of our Board, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our By-laws.

Our Board adopted these amendments following discussions with our shareholders in the second half of

Roper Technologies, Inc. 2016 Proxy Statement	7

CORPORATE GOVERNANCE (CONTINUED)

2015 and early 2016. These discussions covered the evolving role of proxy access and the specific requirements of our By-laws, including (among others) our “3/3/20/20 or 2” framework, as well as those relating to the resubmission of nominees in subsequent years, which nominees will count toward the maximum number of proxy access nominees, and the impact of a proxy contest on the use of proxy access.

Our Board reached out to shareholders representing over 50% of our outstanding common stock for these discussions, to understand their views. During this outreach, our shareholders (including the proponents of the 2015 shareholder proxy access proposal) expressed support and general flexibility for the proxy access provisions that our Board ultimately adopted.

Review and Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. Although we have not adopted written procedures for reviewing related person transactions, we will review any relationship or transaction in which the Company and our directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. There were no related person transactions during 2015.

Shareholder Communications

Shareholders or other interested parties may send written communications to our Board of Directors or the non-management members of our Board in care of the Company to the address set forth below. This process is also set forth on our website at www.ropertech.com. All communications will be kept confidential and promptly forwarded to the appropriate director. Items unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Secretary, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director upon request.

Our Corporate Governance Guidelines, Code of Ethics, Director Independence Standards, and By-laws are available on our website at www.ropertech.com/governance-documents. Requests for copies of these documents or of the full text of the By-law provision regarding director candidate nominations and communications to our entire Board or non-management Board members should be addressed to:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: Secretary

8	Roper Technologies, Inc. 2016 Proxy Statement

BOARD COMMITTEES AND MEETINGS

Our Board of Directors held six scheduled meetings in 2015. Each of our current directors participated in all of the Board meetings and applicable Committee meetings held while such director was a member, except for one director who participated in 94% of all applicable meetings. Our Board has not implemented a formal policy regarding director attendance at the Annual Meeting, but encourages all directors to attend in person. All of our directors attended the 2015 Annual Meeting of Shareholders either in person or telephonically.

Board Leadership Structure

Mr. Jellison has served as our Company’s Chairman of the Board since 2003 and as its President and Chief Executive Officer since 2001. Mr. Jellison’s in-depth knowledge of our Company allows him to effectively identify strategic priorities, lead board discussions, and execute our Company’s strategy and business plans. Our Board believes Mr. Jellison’s combined role is in the best interest of our Company and promotes decisive leadership, clear accountability, and enhanced communication internally and externally.

In light of the combined roles, the independent directors select a Lead Independent Director, whose primary responsibilities include initiating and chairing meetings of the independent directors at each Board meeting, soliciting input from independent directors on issues and areas of focus, and providing feedback to the Chief Executive Officer. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director serves for a term not less than one year. The non-management directors appointed Wilbur J. Prezzano, effective January 1, 2015, to serve as the Lead Independent Director.

Effective Board Processes

As a result of our board structure and processes, our directors are actively involved in overseeing the strategy, business and affairs of our Company, including its transformation to a diversified technology company. Our Board meetings typically extend over several days, with directors monitoring the existing portfolio of businesses and analyzing and carefully examining with management the different ways Roper can invest for future growth, both internally and through acquisitions. Between scheduled Board meetings, our directors continue their discussions with management and each other, enabling our Company to draw from their experiences and expertise. Our directors are involved in our corporate strategy and must keep abreast of the issues encountered by our diverse global business operations.

The Board, including its Nominating and Governance Committee, has an effective board recruitment and evaluation process that contributes to bringing together a group of directors who complement each other and collectively provide oversight of management in ways that include challenging and discussing different perspectives.

Executive Succession Planning

Our Board recognizes the importance of effective leadership to our Company’s success and is actively engaged and involved, on an annual basis, in succession planning on both a long- and short-term basis. Our Company’s operating unit executives, who have responsibility for their respective businesses, but no “enterprise-wide” responsibilities, provide a broad and deep talent resource that is key to our executive succession planning.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company, which it generally carries out through Board committees. Our General Counsel informs each committee and the Board of relevant legal and compliance issues, and each committee also has access to our Company’s outside counsel or any other outside advisor when they deem it advisable. Each of these committees along with our management, which is responsible for the implementation of the process to identify, manage and monitor risks, keeps the entire Board regularly apprised of the different risks associated with our Company.

•

The Audit Committee oversees financial risk, including such factors as liquidity, credit, currency exchange and market conditions, through review and discussion with management, and monitors our Company’s risk management practices. It meets regularly with our independent auditors and the Vice President of our internal audit department who reports directly to the Audit Committee. In addition to financial risk, the Audit Committee also reviews and discusses other risks that relate to our business activities and operations.

•

The Compensation Committee, in overseeing risk associated with compensation programs and practices, has directly retained its own independent compensation consultant and meets periodically with management to discuss current issues.

•	The Nominating and Governance Committee monitors the compliance of our corporate governance practices with applicable requirements and evolving developments.

Roper Technologies, Inc. 2016 Proxy Statement	9

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Board Committees

Our Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. The Audit, Compensation, and Nominating and Governance Committees operate under written charters, copies of which can be viewed on Roper’s website (www.ropertech.com/governance-documents) or obtained upon request from the Secretary. Each Committee reviews its charter annually and reports its activities to the full Board on a regular basis.

Set forth below are the current committee memberships.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Amy Woods Brinkley	X
John F. Fort III	X		X
Brian D. Jellison				Chair
Robert D. Johnson		X
Robert E. Knowling, Jr.		Chair		X
Wilbur J. Prezzano		X	X
Laura G. Thatcher	X		X
Richard F. Wallman			Chair	X
Christopher Wright	Chair			X

Audit Committee: 9 Meetings Held in 2015

The Audit Committee assists our Board in its oversight of the quality and integrity of our financial statements, our structure for compliance with legal and regulatory requirements, and the performance of our internal audit functions. The Board has determined that based on their extensive background and expertise, Messrs. Fort and Wright meet the criteria of an “audit committee financial expert” under SEC rules. The Board has determined that all Audit Committee members meet the NYSE standard of financial literacy and have accounting and related financial management expertise.

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•	Appoint, compensate, retain and oversee the registered public accounting firm engaged by us; approve all audit engagement fees and terms, as well as pre-approve all non-audit engagements; and
ensure that the independent auditors remain independent and objective;

•

Review the appointment and replacement of our Vice President of the internal auditing department, who provides the Audit Committee with significant reports to management and management’s responses thereto;

•	Consider any reports or communications submitted by the independent auditors relating to our financial statements, policies, processes or determinations;

•

Meet with management, the independent auditors and others to discuss matters relating to the scope and results of any audit, the financial statements, and changes to any auditing or accounting principles, policies, controls procedures or practices;

•	Review any major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, and major

10	Roper Technologies, Inc. 2016 Proxy Statement

BOARD COMMITTEES AND MEETINGS (CONTINUED)

issues as to the adequacy of our internal controls, analyses regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods, and the effects of regulatory and accounting initiatives;

•	Review significant risks and exposures and the steps taken to monitor and minimize such risks;

•

Establish procedures for the receipt, investigation and resolution of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Prepare reports and disclosures required to be included in this Proxy Statement, including the “Audit Committee Report” below.

Compensation Committee: 5 Meetings Held in 2015

The Compensation Committee administers our executive incentive compensation programs and determines, either as a committee or together with the other independent members of the Board (as directed by the Board), annual salary levels and incentive compensation awards for our executive officers. The Compensation Committee also, at the direction of the Board, periodically reviews and determines the form and amounts of director compensation and reviews and makes recommendations to the Board with respect to director compensation. The Compensation Committee may delegate its duties and responsibilities to a subcommittee of the Committee and has the authority to retain its own compensation consultants. Additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth below in this Proxy Statement under “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•

Annually review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation and based on that evaluation, determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;

•	Annually review performance and approve compensation, including salary, bonus, and incentive and equity compensation for our executive officers;

•	Grant awards and otherwise make determinations under our equity, incentive, retirement, and deferred compensation plans, to the extent provided in such plans;

•	Determine performance goals and certify whether performance goals have been satisfied for incentive plans complying or intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”);

•	Periodically review and make recommendations to the Board concerning our equity and incentive compensation plans;

•	Review risks associated with compensation and assess potential material adverse effect;

•	Periodically review and determine the form and amounts of director compensation; and

•	Review and discuss with management the Compensation Discussion and Analysis disclosure regarding named executive officer compensation included in our annual Proxy Statement.

Nominating and Governance Committee:

6 Meetings Held in 2015

The Nominating and Governance Committee assists our Board in identifying individuals qualified to become directors, determining the size and composition of our Board and its committees, developing and implementing corporate governance guidelines, evaluating the qualifications and independence of directors on a periodic basis and evaluating the overall effectiveness of our Board and its committees.

Pursuant to its charter, the Nominating and Governance Committee has the authority and responsibility to:

•

Evaluate a candidate’s qualification based on a variety of factors, including such candidate’s integrity, reputation, judgment, knowledge, and diversity (including gender and ethnicity as well as background and experience) as well as our Board’s needs;

•	Recommend qualified individuals for board membership, including individuals suggested by directors and/or shareholders;

Roper Technologies, Inc. 2016 Proxy Statement	11

BOARD COMMITTEES AND MEETINGS (CONTINUED)

•	Periodically review the size and responsibilities of our Board and its committees and recommend changes to our Board;

•	Annually review and recommend committee slates and additional committee members to our Board as needed;

•	Develop and recommend to our Board a set of corporate governance guidelines and periodically review such guidelines and propose changes to our Board;
•	Annually review and approve our Chief Executive Officer’s management succession plan to ensure continuity of management; and

•	Develop and recommend to our Board an annual self-evaluation process for our Board and its committees, and administer and oversee the evaluation process.

Executive Committee: No Meeting Held in 2015

The Executive Committee has the authority to exercise all powers of the Board between regularly scheduled Board meetings.

12	Roper Technologies, Inc. 2016 Proxy Statement

DIRECTOR COMPENSATION

Compensation for our non-employee directors is governed by our Director Compensation Plan, which is a sub-plan of our 2006 Incentive Plan. The Director Compensation Plan provides for an annual grant of 4,000 restricted stock units (“RSUs”), which are issued the first business day after our Annual Meeting of Shareholders. Unless the non-employee director has made a timely deferral election as provided in the Plan, each RSU represents the right to receive one share of our common stock on the vesting date and the right to receive a dividend equivalent in the same amount and at the same time as any dividend or other cash distribution is paid on a share of our common stock. RSUs do not have voting rights. One half of the RSUs granted vest six months after the grant date and the remaining RSUs vest the day before the next Annual Meeting. During 2015, each non-employee director received a grant of 4,000 RSUs on June 1, 2015.

Under our Director Compensation Plan, each non-employee director also receives an annual cash retainer and fees for board and committee meetings as shown in the table below. The cash retainer and the number of RSUs granted will be prorated for any new director based on the number of full months such director serves as a non-employee director during the year.

Annual Cash Retainer
Cash Retainer	$42,500
Supplemental Annual Cash Retainers
Chair of Audit Committee	$5,000
Chair of Compensation Committee	$5,000
Chair of Nominating and Governance Committee	$5,000
Board Meeting Compensation(1)
In-Person Attendance	$2,000
Telephonic Attendance	$1,000
Committee Meeting Compensation(2)
In-Person Attendance	$1,000
Telephonic Attendance	$500
(1)	An extended board meeting over multiple days is treated as a single board meeting for payment purposes.

(2)	Directors attending a board and a committee meeting on the same day will only receive a fee for the board meeting.

We also reimburse our directors for reasonable travel expenses incurred in connection with attendance at board, committee and shareholder meetings and other Company business.

Mr. Jellison is an employee of our Company and did not receive any compensation for his service as a director. His compensation is set forth in the “Executive Compensation” section below.

Roper Technologies, Inc. 2016 Proxy Statement	13

DIRECTOR COMPENSATION (CONTINUED)

The table below shows the compensation of our non-employee directors for 2015.

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Amy Woods Brinkley(4)	41,875	699,640	-	741,515
David W. Devonshire(5)	27,250	699,640	-	726,890
John F. Fort III	61,000	699,640	-	760,640
Robert D. Johnson	56,500	699,640	-	756,140
Robert E. Knowling, Jr	61,500	699,640	-	761,140
Wilbur J. Prezzano	58,000	699,640	-	757,640
Laura G. Thatcher(6)	40,375	699,640	-	740,015
Richard F. Wallman	61,000	699,640	-	760,640
Christopher Wright	63,500	699,640	-	763,140
(1)

The dollar values shown represent the grant date fair values for RSUs granted to these directors during 2015, calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718 stock compensation.

(2)	As of December 31, 2015, each non-employee director, excluding Mr. Devonshire, whose awards vested upon his death, had 2,000 unvested RSUs outstanding.

(3)	There were no stock option awards outstanding at December 31, 2015 for our non-employee directors.

(4)	Ms. Brinkley joined the Board in May 2015.

(5)	Mr. Devonshire passed away in June 2015.

(6)	Ms. Thatcher joined the Board in May 2015.

Our shareholder ownership and retention guidelines for non-employee directors require them to own 4,000 shares of our common stock. Until the share ownership guidelines are met, non-employee directors are required to retain 100% of any shares they receive (on a net after tax basis) under our Director Compensation Plan. All of our current directors are in compliance with the ownership and retention guidelines. The ownership requirement equated to approximately 18 times the annual cash retainer for directors, based on the closing price of our common stock on December 31, 2015 ($189.79 per share).

14	Roper Technologies, Inc. 2016 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our current executive officers. The executive officers are elected by the Board of Directors and serve at its discretion.

Brian D. Jellison	Professional Experience
President and CEO since 2001 Director since 2001	Mr. Jellison’s professional experience is discussed under “Board of Directors” above.
Chairman since 2003 Age: 70
John Humphrey	Professional Experience
Executive Vice President since 2011 Chief Financial Officer since 2006 Vice President from 2006 to 2011 Age: 50	Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.
David B. Liner	Professional Experience
Vice President since 2005 General Counsel since 2005 Secretary since 2005 Age: 60	Prior to joining Roper, Mr. Liner served four years in the corporate finance group of the law firm of Dykema Gossett, PLLC, heading up both the firm’s automotive industry and China teams, and four years as Vice President and General Counsel of MascoTech, Inc., a diversified industrial products company primarily serving the global transportation industry. Mr. Liner’s earlier career included 17 years as a member of the legal department of Masco Corporation, a manufacturer of products for the home improvement and new home construction markets.
Paul J. Soni	Professional Experience
Vice President since 2006 Controller since 2002 Age: 57	Prior to joining Roper, Mr. Soni served four years as Corporate Controller of Oxford Industries, Inc., a clothing company, and four years as Controller of the International Division of Savannah Foods & Industries, Inc., a producer, marketer, and distributor of food products, with responsibilities in the U.S. and Latin America. Mr. Soni’s earlier career included eight years with Price Waterhouse LLP, a professional services firm, in the U.S. and Europe, performing audit and transaction support services.

Roper Technologies, Inc. 2016 Proxy Statement	15

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with the SEC rules. Under the rules, the number of shares beneficially owned by a person and the percentage of ownership held by that person includes shares of common stock that could be acquired upon exercise of an option within sixty days, although such shares are not deemed exercised and outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table shows the beneficial ownership of Roper common stock as of March 31, 2016 by (i) each of our director nominees, (ii) each named executive officer in the “2015 Summary Compensation Table,” (iii) all of our current directors and executive officers as a group, and (iv) all persons who we know are the beneficial owners of five percent or more of Roper common stock. Except as noted below, the address of each person in the table is c/o Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, FL 34240.

Name of Beneficial Owner	Beneficial Ownership of Common Stock(1)(2)		Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, Maryland 21202	14,666,657	(3)	14.5%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, Pennsylvania 19355	9,050,250	(4)	9.0%
FMR LLC 245 Summer Street, Boston, Massachusetts 02210	7,447,048	(5)	7.4%
Blackrock, Inc. 55 East 52nd Street, New York, New York 10055	5,743,127	(6)	5.7%
Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403	5,086,441	(7)	5.0%
Amy Woods Brinkley	4,000		*	*
John F. Fort III	18,150	(8)	*	*
Brian D. Jellison	1,866,814		1.8%
Robert D. Johnson	8,500		*	*
Robert E. Knowling, Jr.	14,038		*	*
Wilbur J. Prezzano	16,000		*	*
Laura G. Thatcher	4,000		*	*
Richard F. Wallman	39,965		*	*
Christopher Wright	66,904		*	*
John Humphrey	288,728		*	*
David B. Liner	154,366		*	*
Paul J. Soni	112,956	(9)	*	*
All current directors and executive officers as a group (12 individuals)	2,594,421		2.5%
**	Less than 1%.

(1)

Includes shares that may be acquired on or before May 30, 2016 upon exercise of stock options issued under Company plans as follows: Mr. Jellison (548,084), Mr. Humphrey (181,916), Mr. Liner (92,000), Mr. Soni (56,000) and all 12 current directors and executive officers as a group (878,000). Holders do not have voting or investment power over unexercised option shares.

(2)

Includes the following shares of unvested restricted stock held by named executives officers over which they have sole voting power but no investment power: Mr. Jellison (350,000), Mr. Humphrey (70,000), Mr. Liner (14,000) and Mr. Soni (14,000). Also includes 2,000 shares that will be acquired on May 26, 2016 upon the vesting of unvested restricted stock units for each of our non-employee directors: Messrs. Fort, Johnson, Knowling, Prezzano, Wallman and Wright, Ms. Brinkley and Ms. Thatcher. The total for all current executive officers and directors as a group is 464,000.

16	Roper Technologies, Inc. 2016 Proxy Statement

BENEFICIAL OWNERSHIP (CONTINUED)

(3)

Based on information reported on Schedule 13G filed with the SEC on February 10, 2016, as of December 31, 2015, T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of such securities, with sole voting power over 4,205,137 shares and sole dispositive power over all of the shares.

(4)

Based on information reported on Schedule 13G filed with the SEC on February 10, 2016, as of December 31, 2015, The Vanguard Group, Inc. beneficially owned 9,050,250 shares of Roper common stock, with sole voting power over 188,377 shares, shared voting power over 9,900 shares, sole dispositive power over 8,851,410 shares and shared dispositive power over 198,840 shares. Certain of these shares are beneficially owned by subsidiaries that serve as investment manager of collective trust accounts or as investment manager of investment offerings.

(5)

Based on information reported on Schedule 13G filed with the SEC on February 12, 2016, as of December 31, 2015, FMR LLC (and of its affiliates) beneficially owned 7,477,048 shares of Roper common stock with the sole voting power over 73,515 shares and sole dispositive power over all of the shares.

(6)

Based on information reported on Schedule 13G filed with the SEC on February 10, 2016, as of December 31, 2015, BlackRock, Inc. (and certain subsidiaries) beneficially owned 5,743,127, shares of Roper common stock with the sole voting power over 4,893,874 shares and sole dispositive power over all of the shares.

(7)

Based on information reported on Schedule 13G filed with the SEC on February 10, 2016, as of December 31, 2015, Franklin Resources, Inc. (and certain of its affiliates) beneficially owned 5,086,441 shares of Roper common stock, with certain affiliates having sole voting power and sole dispositive power over an aggregated of 926,387 shares.

(8)	Includes 250 shares held by a trust of which Mr. Fort is a trustee.

(9)

Mr. Soni and his spouse each participate in a 401(k) plan with a unitized stock fund that consists of cash and common stock in amounts that vary from time to time. Based on a conversion factor representing the units in the fund as of March 31, 2016, the shares in the table include 2,798 shares in Mr. Soni’s account and 946 shares in his spouse’s account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Roper’s directors, officers and persons who own more than 10% of Roper common stock to file with the SEC initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Roper with copies of all Section 16(a) forms they file.

We believe that during 2015 all of our directors and executive officers complied with all Section 16(a) filing requirements, with the exception of one late Form 4 filed March 6, 2015 due to an administrative oversight in reporting a sale of 2,250 shares for Mr. Wright. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors and executive officers.

Roper Technologies, Inc. 2016 Proxy Statement	17

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our Chief Executive Officer and other executive officers (who are included in the 2015 Summary Compensation Table and referred to in this CD&A as “executive officers”) that will place in perspective the information set forth in the “Executive Compensation” section that follows in this Proxy Statement.

EXECUTIVE SUMMARY

Superior Returns for Roper Investors

Roper is proud of its long track record of superior returns for its investors. Roper has significantly outperformed the S&P 500 over the past one, three, five, and 10 years.

Period	Compound Annual Shareholder Return		Total Shareholder Return (TSR)
	Roper	S&P 500	Roper	S&P 500
1 Year	22.1%	1.4%	22.1%	1.4%
3 Years	20.0%	15.1%	72.9%	52.6%
5 Years	20.6%	12.6%	155.5%	80.8%
10 Years	17.7%	7.3%	408.8%	102.4%

Record 2015 Performance Despite Macro Challenges(1)

Record financial results were achieved in 2015 despite strong headwinds in foreign exchange and weakness in oil & gas end markets. Although these two challenges reduced revenue by nearly $200 million in 2015, we were still able to grow revenue, expand margins, and produce an 11% increase in free cash flow. We deployed $1.8 billion in acquisitions with a continued focus on software, SaaS and niche product applications consistent with our strategy of disciplined capital deployment to enhance our ability to generate and compound future free cash flow.

•	Operating income grew 4%, to above $1.0 billion

•	Operating margin increased 80 basis points to 29.0%

•	EBITDA margin continued to expand, reaching 34.6%

•	Free cash flow increased 11% to $893 million, representing a record 25% of revenue
•	Annual dividend increased by 20%, increasing for the 23rd consecutive year

•	Generated double-digit shareholder returns for the 12th time in the last 13 years

•	Greater than 20% annual compound return to shareholders over the past five years

•	Deployed an all-time high $1.8 billion of capital in acquisitions

Diluted Earnings Per Share (DEPS) increased 4% from $6.42 in 2014 to $6.68 in 2015.	Free Cash Flow increased 11% from $803 million in 2014 to $893 million in 2015.

(1)	Financial items above are adjusted except for Free Cash Flow. Please see Appendix A for reconciliation from GAAP to adjusted results.

18	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Summary and Consideration of Say-on-Pay Vote

At the 2015 Annual Meeting of Shareholders, 97% of the votes cast were in favor of the advisory vote to approve executive compensation, high by peer and general industry standards and up from 2014. The Compensation Committee believes the vote reflects the strong support of shareholders for recent changes to our executive compensation program as well as for our long-standing pay-for-performance philosophy and approach of integrating executive compensation with our value creation model.

The creation of shareholder value is the foundation and driver of our executive compensation program. The compensation of our executive officers is closely aligned with the long-term interests of our investors.

•	Despite record financials and $3.5 billion in market value creation in 2015, compensation was flat to down from 2014.

•	Salaries have remained the same for three years (2014-16).

•	Annual cash bonuses paid out at 52% of target for 2015, down from approximately 100% of target for the prior five years.

•	All equity awards are performance-based with vesting of 100% of restricted shares contingent upon meeting multi-year EBITDA and operating cash flow margin performance requirements.

•

95% of our Chief Executive Officer’s compensation is subject to performance risk and tied to long-term financial results and stock price, with all incentive compensation tied to achievement of pre-set performance objectives over three years, and none tied solely to a single annual measurement period.

Taking into consideration input from investors, the 2014 Say on Pay vote, external developments, and internal considerations, Roper took numerous actions related to its executive compensation program over the last two years:

•	CEO annual cash bonus was replaced with a three-year long-term cash incentive award.

•	Dividends on restricted shares will not be paid until the shares are earned, and will be forfeited if not earned.

•	Vesting for equity awards was lengthened to 50% after years 2 and 3 (from one-third per year previously).

•	Achievement of three-year cumulative performance goal required for full vesting of restricted shares (versus a one-year goal for each year previously).

•	Performance standards for full vesting of restricted shares were increased in 2016 to EBITDA of $3.45 billion and operating cash flow of 21% of revenue.

•	Eliminated the Medical Reimbursement Plan for executives effective for 2015.

•	Our Global Industry Classification System (GICS) was reviewed with Standard & Poor’s who changed our assignment in 2014 to reflect the transformation of our business mix.

Roper Technologies, Inc. 2016 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Checklist of Compensation Practices

Consistent with investor interests and market best practices, positive features of our executive compensation program include the following:

WHAT WE DO
•	Virtually all compensation for executives is tied to performance.
•	Performance vesting requirements apply to 100% of restricted stock awards.
•	CEO’s cash bonus based on three-year results to reinforce long-term planning horizon.
•	Cash bonuses are capped and performance-based restricted stock awards limited to 100% of target (risk mitigation features).
•	Robust share ownership and retention guidelines, much higher than typical practice.
•	“Clawback” policy to recoup erroneously paid compensation.
•	Risk assessment review as part of risk mitigation process.
•	Independent compensation consultant retained by the Compensation Committee.
•	Limited perquisites and other benefits.

WHAT WE DON’T DO
•	No re-pricing of underwater stock options or cash buy-outs.
•	No granting of stock options with an exercise price less than fair market value at grant.
•	No payment of dividends on performance-based restricted stock awards until earned.
•	No defined-benefit pension plan or SERPs for executives (only 401(k) Plan on the same terms as other eligible employees and voluntary deferral of cash compensation).
•	No “single trigger” equity vesting upon change-in-control.
•	Severance pay is very limited, as is the use of employment agreements.
•	No hedging or pledging of Company stock is permitted.
•	No excise tax gross-ups on change-in-control payments.

20	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CREATING SHAREHOLDER VALUE

Simple Strategy Focused on Value Creation

Roper has a simple and successful business model that we believe is unique among multi-industry diversified companies. We operate high-margin, high-cash generating, asset-light businesses across a wide range of diverse end-markets. Our high-performing businesses generate excess free cash flow that our executive team deploys to acquire more high-performing businesses. This creates a “compounding effect” on cash flow that drives long-term value creation. Our free cash flow has increased from $257 million in 2005 to $893 million in 2015, driven by this combination of outstanding business performance and value-creating capital deployment.

Roper Annual Free Cash Flow (millions)

Note: Free Cash Flow = Cash from Operations less Capital Expenditures

Key Metric: Cash Return on Investment

Cash Return on Investment (“CRI”) is a key operating metric Roper uses to measure the performance and value of its operating businesses and potential acquisitions, and to focus our business leaders and corporate executive leadership on cash flow growth and disciplined investment.

•	CRI is highly correlated to value creation and we believe our strategy of improving CRI has been a key driver to our long term performance.

•	Our CRI discipline, as applied throughout the organization, allows us to focus our investment on areas that will increase shareholder value, drive cash flow growth, and minimize physical assets.

•

Through a combination of internal improvements and disciplined capital deployment, Roper has increased CRI dramatically since 2005, and our shareholders have enjoyed a total shareholder return of 409% during that period.

Roper Technologies, Inc. 2016 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Acquisition-Focused Capital Deployment

We deploy most of our free cash flow in acquisitions to generate long-term growth and create long-term shareholder value. Unlike most other large corporations, we do not have a separate corporate development or merger-and-acquisition team, with our Chief Executive Officer, Chief Financial Officer, and other top executives responsible for the disciplined deployment of capital through acquisitions.

Market Capitalization Growth (2004-2015)

In 2015, Roper’s market capitalization increased by $3.5 billion, the biggest single-year increase in our history. Over the last six years, Roper’s market capitalization has almost quadrupled, climbing by more than $14 billion.

OBJECTIVES OF OUR COMPENSATION PROGRAM

Our compensation program for executives reflects our business needs and challenges in creating shareholder value and is designed to:

•	Drive performance for the benefit of shareholders.

•	Emphasize equity compensation to align executives’ financial interests with those of shareholders.

•

Provide compensation levels competitive with publicly traded and privately held enterprises enabling us to recruit and retain seasoned leadership capable of driving and managing a diversified technology company.

•	Maintain flexibility to adjust to changing business needs in a fast-paced business environment.

•	Simplify compensation design to promote transparency and facilitate ease of administration and communication.

•	Solicit and consider the views of our investors.

•	Adhere to the highest legal, governance, and ethical standards.

22	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ELEMENTS OF COMPENSATION

Our executive compensation program consists of several elements, each with an objective that fits into our overall program to provide an integrated and competitive total pay package.

Long-Term Stock Incentives

Equity compensation is the biggest and most important form of pay for our executive officers as it achieves many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation and achievement of pre-determined and objective performance criteria.

•	Align executives’ interests with those of shareholders while reinforcing a long-term planning horizon.

•	Attract executives, particularly those interested in building long-term value for shareholders, as equity compensation is the key element of competitive pay packages for executives.

•	Retain executives and reward future service, by providing for forfeiture of awards prior to satisfaction of multi-year service requirements.

We use two types of equity awards:

Stock Options

•

The exercise price of stock options is set at the market closing price of our stock on the date of grant which provides an incentive to grow shareholder value and requires continued service over multiple years to realize any gains.

Performance-Based Restricted Stock

•	In addition to continued service, the vesting of restricted shares is 100% contingent on the Company attaining specific, pre-determined and objective performance goals, as certified by the

Compensation Committee. Effective for the awards made in January 2015, dividends will be withheld and paid only to the extent the shares are actually earned by performance, rather than currently as under prior awards. Performance-based restricted stock is intended to encourage the retention of executives, provide a continuing incentive to increase shareholder value, and further align executives’ interests with investors.

We use two types of cash payments:

Cash Incentives

Cash incentives support the achievement of our business strategies by tying a portion of compensation to the achievement of established financial objectives and assist in attracting executives due to their market prevalence. Cash incentives are capped to avoid an excessive short-term focus and potentially adverse risk-taking. Cash incentives for executive officers are tied to annual performance, except for our Chief Executive Officer. Effective for 2014, the Chief Executive Officer’s annual incentive was changed to a long-term incentive covering three years to reinforce the importance of sustained performance.

Base Salary

Base salary is fixed cash compensation that reflects level and scope of responsibility, experience and skills, and market practices. The Compensation Committee reviews each executive officer’s base salary annually as well as in connection with a promotion or other change in responsibility. Salary adjustments are usually effective as of January 1.

Roper Technologies, Inc. 2016 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Pay Elements

As Roper has largely avoided perquisites, supplemental pensions, and other compensation not tied to performance, the other items summarized below represent only a small portion of executives’ total compensation.

Retirement Benefits

•

Executives may participate under the same terms as other eligible employees in a 401(k) program that provides matching contributions capped at 7.5% of base salary, subject to limitations imposed by the Code.

•

To provide financial planning flexibility, we maintain a Non-Qualified Deferred Compensation Plan, pursuant to which executive officers may elect to defer cash compensation. This plan is intended to provide deferred compensation benefits that would have been earned under the tax-qualified 401(k) program but for certain limitations imposed by the Code. For more information on this plan, see the “Executive Compensation—2015 Non-Qualified Deferred Compensation” section below.

Perquisites and Other Benefits

Perquisites and other non-cash benefits offered to executive officers are limited to the following:

•	An automobile allowance and club membership when they have a business purpose.

•	Reimbursement for financial planning expenses.

•	A Medical Reimbursement Plan covering certain expenses was eliminated effective for 2015.

Severance and Change-in-Control Provisions

We have an employment agreement only with Mr. Jellison and letter agreements only with Messrs. Humphrey and Liner. These arrangements provide severance benefits in the event of termination of employment under certain circumstances, including a change-in-control. For a description of these agreements and payments under various termination scenarios, see the “Potential Payments upon Termination or Change in Control” section below.

In regard to equity awards, we use a “double trigger” approach to vesting upon a change in control, rather than providing for vesting solely upon a change in control (“single trigger”), because we believe it provides adequate protection and reduces potential costs for a possible acquirer of the Company. See the “Potential Payments upon Termination or Change in Control” section below for additional detail.

No Tax Gross-Ups

An executive may be subject to excise taxes on benefits received in relation to a change in control of the Company. We do not provide excise-tax gross-ups to executives to place the executive in the same tax position as if the excise tax did not apply.

24	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Mix of Total Compensation

Compensation for our executive officers encourages a long-term focus and closely aligns with shareholder interests.

•	For 2015, 95% of CEO total direct compensation at target was at risk and tied to stock price and multi-year performance objectives

2015 Total Direct Compensation Mix

COMPENSATION PROCESS

Compensation Committee Oversight

The Compensation Committee oversees our executive compensation programs to appropriately compensate executives, to motivate executives to achieve our business objectives, and to align our executives’ interests with long-term interests of our shareholders. It reviews each element of compensation for each executive officer and determines any adjustments to compensation structure and levels in light of various considerations including:

•	The scope of the executive officer’s responsibilities, performance and experience as well as competitive compensation levels;

•	Our financial results against prior periods;

•	The structure of our compensation programs relative to sound risk management, as discussed with management;

•	The results of the advisory shareholder vote on the compensation of our executive officers and input from investors; and

•	Competitive pressures from private equity and capital deployment companies, as well as market practices and external developments generally.

The Compensation Committee has maintained a simple program that drives long-term performance and superior value creation for shareholders and believes it has enabled Roper to attract, retain, and motivate a world-class management team.

Roper Technologies, Inc. 2016 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Consulting Assistance

For 2015, the Compensation Committee retained Frederic W. Cook & Co., Inc. (the “Consultant”) to provide the Committee with independent, objective analysis and professional opinions on executive compensation.

•

The Consultant is independent, reports directly to the Chair of the Compensation Committee and has never performed other work for the Company. The Committee determined that its engagement of the Consultant did not raise any conflicts of interest.

•

The Consultant generally attends all meetings of the Compensation Committee where evaluations of the effectiveness of overall executive compensation programs are conducted or where compensation for executive officers is analyzed or approved.

•	The Compensation Committee Chair meets with the Consultant in advance of Committee meetings and confers via telephone with the Consultant between meetings.

•

The Consultant assists in gathering and analyzing market data on compensation levels, and provides expert knowledge of marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters.

Role of Our Executive Officers

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our executive officers, our Chief Executive Officer participates in the process because of his close day-to-day association with the other executive officers and his knowledge of the Company’s diverse business operations.

•

Our Chief Executive Officer periodically discusses with the Compensation Committee the performance of the Company and of each executive officer, including himself. The Chief Executive Officer also discusses with the Committee the performance of key executives reporting to his direct reports.

•

The Chief Executive Officer makes recommendations on the components of compensation for the executive officers, other than himself, and does not participate in the portion of the Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

The other executive officers provide support to the Committee, as needed, in regard to their respective technical areas. Our Chief Financial Officer also assists the Compensation Committee as an information resource in regard to metrics related to incentive compensation.

Market Benchmarking

Market pay levels and practices, including those of a self-selected peer group, are one of many factors the Compensation Committee considers in making compensation decisions.

Purpose

•

We benchmark to provide an external frame of reference on range and reasonableness of compensation levels and practices. Market information is used as a data point in decision-making, and not as a primary factor.

Challenges

•

Our high-margin, asset-light model and diversified end-markets make it challenging to select peers using traditional criteria such as revenue, industry codes or competitors. Roper’s operating businesses have peers that can be assigned by industry, but at the enterprise level Roper has no peers that match our diverse set of businesses and unique operating model. Given our valuation relative to revenue, using only revenue in measuring size understates Roper’s overall value and is a poor indicator of Roper’s relative value.

Private Equity

•

Given the capital deployment responsibilities of our executive officers and the private equity-like nature of our business, we consider the compensation levels and practices used by private equity companies that offer comprehensive programs, which often include co-investment and leveraged carried-interest opportunities. We do not allow our executives to co-invest in Company investments, nor do they benefit from carried-interest tax treatment.

26	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2015 Peer Group

•

Changes were made to our self-selected peer group for 2015 to reflect our continued strong growth and sustained value creation, our continuing expansion into medical, software, and technology-driven businesses, and market valuation relative to revenues and gross investment. In light of the transformation of our business portfolio, Standard & Poor’s changed our GICS assignment in 2014. The peer companies are listed below along with various size indicators. Danaher, the largest company and the only industrial conglomerate in the group, is included as many of our investors have told us they see Danaher as our closest peer.

Company	Ticker	Enterprise Value(1) ($ millions)	Market Capitalization(1) ($ millions)	Revenue(2) ($ millions)	Net Income (2) ($ millions)	Global Industry Classification Standard (GICS) Sub-Industry
Danaher	DHR	$76,899	$63,649	$20,563	$3,357	Industrial Conglomerates
salesforce.com	CRM	$52,763	$52,058	$6,302	($88)	Application Software
Adobe Systems	ADBE	$44,776	$46,857	$4,796	$630	Application Software
Intuit	INTU	$25,852	$25,476	$4,293	$418	Application Software
Citrix Systems	CTXS	$11,881	$11,637	$3,276	$319	Application Software
Autodesk	ADSK	$12,932	$13,729	$2,520	($282)	Application Software
American Capital	ACAS	$6,071	$3,636	$671	($187)	Asset Management and Custody Banks
Edwards Lifesciences	EW	$16,391	$17,037	$2,494	$495	Healthcare Equipment
Zimmer Biomet	ZBH	$31,012	$20,906	$5,998	$50	Healthcare Equipment
Waters Corporation	WAT	$10,310	$10,990	$2,042	$469	Life Sciences Tools and Services
PerkinElmer	PKI	$6,830	$5,996	$2,262	$212	Life Sciences Tools and Services
TransDigm Group	TDG	$20,053	$12,265	$2,822	$467	Aerospace and Defense
Median		$18,222	$15,383	$3,049	$369
Roper	ROP	$21,230	$19,132	$3,582	$696	Industrial Conglomerates

Source:	S&P Capital IQ
(1)	As of 12/31/15
(2)	Last four quarters available as of 12/31/15

Relative Performance Comparisons Caveat

Long-Term Measurement Period Needed

Comparing other companies’ performance to Roper’s can generate misleading or distorted results due to our consistently strong performance, our business transformation and GICS change, and short term stock price movements. As a result, we believe a long-term performance period most accurately portrays relative performance for Roper

•

Over shorter periods, performance comparisons can be skewed by the easier performance baselines of peer companies that, unlike Roper, have experienced periods of historical underperformance and benefit from a “bounce back” from a lower starting point.

Roper Technologies, Inc. 2016 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Compensation

The Compensation Committee considers many factors in determining the compensation of Roper’s Chief Executive Officer, Brian Jellison, and believes his compensation is reasonable, appropriate, and aligned with shareholders’ best interests.

Broad Responsibilities and Effective Leadership

•

Not only is Mr. Jellison the Chairman, Chief Executive Officer, and President of a unique, complex, global organization, but he is also the key architect of our highly successful business strategy and has been instrumental in building the sustainable high-performance and entrepreneurial culture at Roper. Mr. Jellison also leads the capital deployment process under which Roper has invested billions of dollars in acquisitions during his tenure that has successfully created sustained superior returns for investors.

Outstanding Performance and Value Creation

•

Over the last five years, Roper’s value has tripled with shareholders receiving a 21% compound annual return. As guided by Mr. Jellison, Roper has undergone a business transformation with increasing returns on cash investment and margins, providing a platform for continued growth and future value creation for investors. Roper ranked 4th in the 2015 Wealth Creation Index among the S&P 500 as compiled by Chief Executive magazine, up from 15th in 2014. Among other honors, Mr. Jellison was recently recognized by The Harvard Business Review as one of “The 100 Best-Performing CEOs in the World.”

Alignment with Shareholder Value Creation

•

By design, the Chief Executive Officer’s compensation has been closely tied to the value of Roper stock. The percentage increase in the value of Mr. Jellison’s equity awards over the last five years has exactly equaled the percentage increase in Roper’s stock price, as the number of shares awarded has remained the same. This tight alignment between compensation and share price creates a strong incentive to profitably grow the enterprise.

External Comparisons

•

Compensation for Roper’s Chief Executive Officer is within the range for Roper’s self-selected peers and high-performing, long-tenured Chief Executive Officers of publicly traded corporations. Among private equity firms, compensation for Roper’s Chief Executive Officer is below levels that would be expected for commensurate levels of performance. Compensation for our Chief Executive Officer has also been low relative to the incremental value created for investors as measured against Roper’s self-selected peers. Over the last five years for which information is available, Roper’s “sharing ratio” (Chief Executive Officer total compensation as a percentage of incremental shareholder value created) is at the lower end of the range among peers.

Internal Pay Equity

•

The Compensation Committee considers the scope of responsibilities, experience, and performance of our executive officers and believes all are fairly compensated from an internal perspective. Specific considerations in regard to the Chief Executive Officer include the breadth of his responsibilities and his leadership role in developing and executing Roper’s business strategy. Consistent with Roper’s lean organization, we made a conscious decision to not have a Chief Operating Officer and traditional corporate staff levels. In addition to low corporate overhead, Roper’s decentralized model results in operating business leaders who are highly compensated but are not executive officers.

28	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Equity Grants

The Compensation Committee grants awards of performance-based restricted stock and stock options to executive officers under the Company’s 2006 Incentive Plan at the first regularly scheduled meeting each year. The exercise price for stock options is the closing price of Roper common stock on the date of grant. From time to time the Compensation Committee may grant additional awards in connection with promotions or increased responsibilities, but none were made to executive officers in 2015.

Equity Award Determination

Historically, the size of equity awards has been expressed as a constant number of shares, which fluctuates in value from year to year with changes in the stock price. We believe this approach strengthens the alignment with shareholders, provides additional incentive for increasing the value of our shares, exposes the executive to the risks of share ownership, and assists in attracting and retaining talented executives. Consistent with this “constant share” approach to equity award denomination, changes in total compensation for our executive officers align with our total shareholder return.

The Compensation Committee continues to review the application of the share-based approach to ensure that it does not unduly reward executive officers for past performance. For 2015, the Committee retained the approach for the 2015 equity awards which were slightly lower in value than the 2014 awards for executive officers, other than the CEO’s whose award value was only slightly higher than the prior year. The Committee will continue to closely monitor the grant size methodology to ensure it is consistent with our overall executive compensation philosophy and program.

ANALYSIS OF 2015 COMPENSATION

This section discusses the compensation actions that were taken in 2015 for our executive officers, as reported in the “Executive Compensation” section below.

Base Salary

For 2015 and 2016, the Compensation Committee made no adjustments to salaries for executive officers, with the exception of Mr. Soni whose salary for 2016 was increased to reflect additional responsibility.

Annual Cash Incentive

Incentive Opportunities

Annual cash incentive opportunities for 2015 for participating executive officers, expressed as percentages of base salary reflective of market practice, were established at the start of the year as follows: Mr. Humphrey (150%), Mr. Liner (100%), and Mr. Soni (80%). Our annual incentive bonuses are capped at the foregoing respective percentages in the interest of risk mitigation and avoidance of a short-term focus to decision-making. The Chief Executive Officer no longer receives a one-year cash bonus award.

Funding Schedule

The annual incentive approach was the same as in prior years. 2015 adjusted net earnings were required to reach at least $644 million (2014 adjusted net earnings) for any bonus to be earned. At $644 million of adjusted net earnings, 35% of the full bonus opportunity would be earned. If adjusted net earnings increased by 15% to $741 million, then 100% of the full bonus amount would be earned. If between $644 million and $741 million, the percentage of the bonus opportunity earned would be determined through straight-line interpolation, as shown in the chart below. For 2015 the adjusted net earnings for the Company were 103.9% of the base amount; accordingly, the Compensation Committee approved payment of 52% of the bonus opportunity. No adjustments were made to adjust for currency or other unexpected external factors negatively impacting 2015 financial results. The performance bonuses to our executive officers for 2015 are shown in the 2015 Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation.”

Roper Technologies, Inc. 2016 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Adjusted net earnings is net earnings increased or reduced to eliminate the effects of extraordinary items, accounting and tax law changes, discontinued operations, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses, litigation expenses and settlements, reorganization and restructuring programs, and non-recurring or special items (as discussed in Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s 10-K for that year).

CEO Long-Term Cash Incentive

For 2015, the annual cash incentive for the Chief Executive Officer was again converted to a long-term cash incentive to emphasize the importance of sustained earnings.

Incentive Opportunity

The incentive opportunity was set at 225% of base salary, the same as for the prior year.

Funding Schedule

Adjusted net earnings for the period from 2015 to 2017 will be required to reach at least $1.95 billion for any cash incentive to be earned. At $1.95 billion of adjusted net earnings, 35% of the full bonus opportunity would be earned. If adjusted net earnings increase by 15% to $2.243 billion, then 100% of the full bonus amount will be earned. If between $1.95 billion and $2.243 billion, the percentage of the bonus opportunity earned will be determined through straight-line interpolation, as shown in the chart below.

30	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Long-Term Stock Incentives

In 2015, we awarded performance-based restricted stock to our Chief Executive Officer and we awarded stock options and performance-based restricted shares to our other executive officers. The number of shares awarded in 2015 to our CEO and other executive officers was the same as each received in the prior year. These awards are shown in the 2015 Grants of Plan-Based Awards Table below.

Performance Vesting for 2015 Awards

•	In 2015, vesting for all equity awards was lengthened to 50% after year 2 and 50% after year 3 (from one-third annually previously).

•

Achievement of three-year cumulative goals for both EBITDA and operating cash flow as a percentage of revenue were added in 2015 as a requirement for full vesting of restricted shares (from one-year goals previously).

•

For 50% of the 2015 restricted stock awards to vest, $3 billion in adjusted EBITDA (as defined above for adjusted net earnings with the exclusion of interest, taxes, depreciation, and amortization) must be achieved over the three-year measurement period, as certified by the Committee. Up to 50% of the EBITDA portion can be earned at the end of year 2.

•

For the other 50% of the 2015 restricted stock awards to vest, a minimum of 20% operating cash flow as a percentage of revenue must be met; if operating cash flow is below 15% of revenue, none of the shares vest; at 15% of revenue 35% of the share vest; between 15% and 20% of revenue, vesting is pro-rated. Up to 50% of this portion of the award can be earned at the end of year 2.

Changes Effective for 2016 Awards

•	The EBITDA goal was increased by 15% to $3.45 billion and operating cash flow as a percentage of revenue was increased from an already high performance level of 20% up to an even higher 21%.

ADDITIONAL INFORMATION ABOUT OUR PROGRAM

Other arrangements and considerations that are important to a shareholder’s understanding of our overall executive compensation program are described below.

Share Ownership and Retention Guidelines

We believe our executives should have a significant equity interest in the Company. To promote equity ownership and further align the interests of our executives with our shareholders, we adopted share retention and ownership guidelines for our executive officers. The stock ownership requirements vary based upon the executive’s position and are expressed as a number of shares which, as shown below, result in ownership guidelines far higher than market norms. All our executive officers hold shares substantially above these guidelines.

Position	Guideline Number of Shares	Market Value at Year-End Close*	Salary	Guideline Multiple of Salary
CEO	100,000	$18,979,000	$1,225,000	15.5x
Average Other Executive Officers	18,333	$3,479,000	$542,000	6.4x
*	Based on closing market price of our common stock on December 31, 2015 of $189.79

Until the stock ownership guidelines are met, an executive is required to retain 100% of any applicable shares received (on a net after tax basis) under our equity compensation program.

Roper Technologies, Inc. 2016 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Anti-Hedging and Anti-Pledging Policy

We prohibit our executive officers and directors from engaging in transactions involving derivative instruments with respect to Company securities, and other securities that are immediately convertible or exchangeable into such securities and from pledging shares of Company common stock.

“Clawback” Policy

In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstance that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any executive officer received cash or equity compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Regulatory Considerations

The Code contains a provision that limits the tax deductibility of certain compensation paid to our executive officers. This provision disallows the deductibility of certain compensation unless it is considered performance-based compensation under the Code. Our stock options and restricted stock awards are intended to be performance-based and fully deductible. We have adopted policies and practices intended to maximize the deductibility of our annual incentive bonuses. However, we may forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our shareholders.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Code regarding non-qualified deferred compensation and the change-in-control provisions of Section 280G of the Code. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, ASC Topic 718, the accounting standard that determines the cost to be recognized for equity awards, is considered in reviewing the relative weighting between stock options and restricted shares.

32	Roper Technologies, Inc. 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Robert E. Knowling, Jr., Chairman

Robert D. Johnson

Wilbur J. Prezzano

Roper Technologies, Inc. 2016 Proxy Statement	33

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid to our principal executive officer, our principal financial officer, and our other executive officers for the fiscal year ended December 31, 2015. In this section, we refer to the individuals in the 2015 Summary Compensation Table as our “named executive officers.”

2015 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1)(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
Brian D. Jellison	2015	1,225,000	-	21,862,500	-	-	-	127,080	23,214,580
Chairman of the Board, President and Chief Executive Officer	2014	1,225,000	-	21,129,000	-	-	-	335,220	22,689,220
	2013	1,200,000	-	17,283,000	-	2,551,500	-	334,296	21,368,796

John Humphrey	2015	767,000	-	4,372,500	888,729	598,260	-	179,802	6,806,291
Executive Vice President and Chief Financial Officer	2014	767,000	-	4,225,800	1,086,312	1,150,500	-	183,258	7,412,870
	2013	750,000	-	3,456,600	1,088,235	1,063,125	-	170,972	6,528,932
David B. Liner	2015	450,000	-	874,500	355,492	234,000	-	93,354	2,007,346
Vice President, General Counsel and Secretary	2014	450,000	-	845,160	434,525	450,000	-	99,426	2,279,111
	2013	440,000	-	691,320	435,294	415,800	-	96,642	2,079,056
Paul J. Soni	2015	410,000	-	874,500	355,492	170,560	-	86,470	1,897,022
Vice President and Corporate Controller	2014	410,000	-	845,160	434,525	328,000	-	89,031	2,106,716
	2013	400,000	-	691,320	435,294	302,400	-	86,646	1,915,660
(1)	Amounts shown include, as applicable, deferrals to the 401(k) Plan and the Non-Qualified Retirement Plan.

(2)

The dollar values shown represent the grant date fair values for restricted stock and option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 11 to our consolidated financial statements for 2015, which are included in our Annual Report on Form 10-K for the fiscal year ended 2015, filed with the SEC. The named executive officers have no assurance that these amounts will be realized. The change in value of stock awards is due solely to the increase in share price as the same number of shares were granted each year. The restricted stock awards are subject to both time-based and performance-based vesting criteria. The performance-based criteria for awards granted in 2015 are described in the CD&A under “Analysis of 2015 Compensation—Long-Term Stock Incentives,” and the vesting schedule for awards granted in 2015 is set forth in the notes to the 2015 Outstanding Equity Awards at Fiscal Year End Table below.

(3)

The amounts in this column reflect payments made pursuant to our cash incentive bonus program, which is described above in the CD&A under “Analysis of 2015 Compensation—Annual Cash Incentive” and “Analysis of 2015 Compensation—CEO Long-Term Cash Incentive.”

(4)	The Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

(5)

Amounts reported in the “All Other Compensation” column for 2015 include the following items. In respect of any of these items that constitute perquisites, the value shown is the Company’s incremental cost.

Name	Club Memberships ($)	Company Car ($)	Additional Medical Benefits ($)	Contributions to Defined Contribution Plans(a) ($)	Financial Planning ($)
Brian D. Jellison	380	24,000	4,800	91,875	6,025
John Humphrey	8,320	24,000	2,800	143,812	870
David B. Liner	3,054	19,000	3,800	67,500	-
Paul J. Soni	8,320	19,000	3,800	55,350	-

(a)	Reflects contributions to the Non-Qualified Retirement Plan and Employee’s Retirement Savings 003 Plan.

34	Roper Technologies, Inc. 2016 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2015 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2015 to the named executive officers.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise / Base Price of Option Awards ($/Sh)	Grant Date Fair Value(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
Brian D. Jellison	1/16/2015				150,000			21,862,500
		964,688	2,756,250	2,756,250
John Humphrey	1/16/2015				30,000			4,372,500
	1/16/2015					30,000	145.75	888,729
		402,675	1,150,500	1,150,500
David B. Liner	1/16/2015				6,000			874,500
	1/16/2015					12,000	145.75	355,492
		157,500	450,000	450,000
Paul J. Soni	1/16/2015				6,000			874,500
	1/16/2015					12,000	145.75	355,492
		114,800	328,000	328,000
(1)

For an explanation of the material terms, refer to the CD&A section above captioned “Analysis of 2015 Compensation—Annual Cash Incentive.” Amounts paid under this program for 2015 are set forth in the 2015 Summary Compensation Table.

(2)

The performance restricted shares vest in two equal installments in November 2016 and 2017, subject to the performance criteria described in the CD&A under “Analysis of 2015 Compensation—Long-Term Stock Incentives” and “Analysis of 2015 Compensation—CEO Long-Term Cash Incentive.” Dividends on restricted shares will be paid only if the shares are earned by performance.

(3)

The stock options vest in two equal installments on January 16, 2017 and 2018, and expire on the tenth anniversary of the grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant.

(4)	The dollar values reflect the grant date fair value of the awards as calculated in accordance with ASC Topic 718.

Roper Technologies, Inc. 2016 Proxy Statement	35

EXECUTIVE COMPENSATION (CONTINUED)

2015 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2015 for the named executive officers.

Name	Option Awards					Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Brian D. Jellison	108,084			52.1900	02/16/17
	440,000			55.2200	02/18/18
								200,000	(5)(8)	37,958,000
John Humphrey	1,916			52.1900	02/16/17
	40,000			55.2200	02/18/18
	60,000			73.5600	01/20/21
	30,000			93.6200	01/18/22
	20,000	10,000	(2)	115.2200	01/17/23
	10,000	20,000	(3)	140.8600	01/16/24
		30,000	(4)	145.7500	01/16/25
								40,000	(6)(8)	7,591,600
David B. Liner	12,000			52.1900	02/16/17
	12,000			55.2200	02/18/18
	12,000			41.9500	02/12/19
	12,000			51.1100	01/22/20
	12,000			73.5600	01/20/21
	12,000			93.6200	01/18/22
	8,000	4,000	(2)	115.2200	01/17/23
	4,000	8,000	(3)	140.8600	01/16/24
		12,000	(4)	145.7500	01/16/25
								8,000	(7)(8)	1,518,320
Paul J. Soni	12,000			51.1100	01/22/20
	12,000			73.5600	01/20/21
	12,000			93.6200	01/18/22
	8,000	4,000	(2)	115.2200	01/17/23
	4,000	8,000	(3)	140.8600	01/16/24
		12,000	(4)	145.7500	01/16/25
								8,000	(7)(8)	1,518,320
(1)	Calculated by multiplying $189.79, the closing market price of our common stock on December 31, 2015, by the number of restricted shares that have not vested.

(2)	These stock options were granted on January 17, 2013 with unexercisable shares vesting in January 2016.

(3)	These stock options were granted on January 16, 2014 with unexercisable shares vesting in two equal installments in January 2016 and 2017.

(4)	These stock options were granted on January 16, 2015 with unexercisable shares vesting in two equal installments in January 2017 and 2018.

(5)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to applicable Company performance conditions, as follows:

(I)	50,000 shares remaining from 150,000 shares granted January 16, 2014 and vesting in November 2016; and

(II)	150,000 shares remaining from 150,000 shares granted January 16, 2015 and vesting in two equal installments in November 2016 and 2017;

36	Roper Technologies, Inc. 2016 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(6)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to applicable Company performance conditions, as follows:

(I)	10,000 shares remaining from 30,000 shares granted January 16, 2014 and vesting in November 2016;

(II)	30,000 shares remaining from 30,000 shares granted January 16, 2015 and vesting in two equal installments in November 2016 and 2017.

(7)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to applicable Company performance conditions, as follows:

(I)	2,000 shares remaining from 6,000 shares granted January 16, 2014 and vesting in November 2016; and

(II)	6,000 shares remaining from 6,000 shares granted January 16, 2015 and vesting in two equal installments in November 2016 and 2017.

(8)	For restricted stock granted in January 2014 and 2015, the vesting only occurs if the Compensation Committee certifies our Company’s attainment of related performance goals.

2015 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
Brian D. Jellison	-	-	100,000	18,696,000
John Humphrey	-	-	20,000	3,739,200
David B. Liner	-	-	4,000	747,840
Paul J. Soni	36,000	4,709,154	4,000	747,840

No Pension Benefits

None of our named executive officers participate in a Company-sponsored defined-benefit pension plan.

2015 Non-Qualified Deferred Compensation

Pursuant to our Company’s Non-Qualified Retirement Plan, named executive officers may defer base salary and payments earned under the annual incentive bonus plan. Deferral elections are made by eligible executives before the beginning of each year for amounts to be earned in the following year. The executive may invest such amounts in funds that are substantially similar to those available under the 401(k) Plan.

The following table sets forth certain information with respect to the Non-Qualified Retirement Plan for our named executive officers during the fiscal year ended December 31, 2015.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brian D. Jellison	73,500	72,000	204	337,529	145,613
John Humphrey	1,553,175	123,937	(123,722)	-	4,397,886
David B. Liner	54,000	47,625	(16,906)	-	869,848
Paul J. Soni	73,800	35,475	(1,104)	-	574,340
(1)

Amounts reflect participant deferrals under the Non-Qualified Retirement Plan during the fiscal year and all of these amounts are included in the Summary Compensation Table above in the “Salary” or “Non-Equity Incentive Plan Compensation” column as applicable.

(2)	The amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

No portion of these earnings was included in the Summary Compensation Table because the Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

Roper Technologies, Inc. 2016 Proxy Statement	37

EXECUTIVE COMPENSATION (CONTINUED)

Potential Payments upon Termination or Change in Control

The employment agreement with Mr. Jellison and offer letters with Messrs. Humphrey and Liner provide for certain benefits in the event of the termination of the officer’s employment under certain conditions. The amount of the benefits varies depending on the reason for termination, as explained below. In no event will excise tax gross-ups be paid in regard to a termination of employment related to a change in control.

Employment Agreement with Mr. Jellison

Termination for Cause; Resignation Without Good Reason. If Mr. Jellison were terminated for cause or if he were to resign without good reason (as such terms are defined in his agreement), he would receive the salary and vested benefits that had accrued through the date of termination, plus a pro-rata portion of his annual bonus earned through the date of termination, assuming our Company achieved the level of performance for which a bonus would be paid for that year. No special severance benefits would be payable.

Termination Due to Death or Disability. If Mr. Jellison were to die or terminate employment due to disability, he (or his estate) would receive salary and vested benefits accrued through the date of termination, plus a pro-rata portion of his annual bonus earned through the date of termination, assuming our Company achieved the level of performance for which a bonus would be paid for that year. No special severance benefits would be payable.

Termination Without Cause; Resignation for Good Reason. If Mr. Jellison were terminated without cause or resigned for good reason, either before a change of control of our Company occurs or more than one year after a change of control, he would receive a severance payment, in addition to accrued salary, earned and unpaid bonus from the prior fiscal year and vested benefits, of two times his annual base salary. He would also receive a pro-rated target bonus for the year and continuation of health and welfare benefits for a period of two years. Any stock option that would have vested during the one-year period following termination would also become immediately exercisable.

In Connection with a Change of Control. If Mr. Jellison were terminated without cause or resigned for good reason within one year following a change of control of our Company, then in addition to accrued salary, prorated bonus and vested benefits, he would be entitled to:

•

a severance payment equal to two times the sum of (i) his then current base salary and (ii) the greater of the average of his last two years’ annual bonuses or his target bonus for the year of termination,

•	accelerated vesting of all of his outstanding equity awards, and

•	continuation of health and welfare benefits for a period of two years.

Restrictive Covenants. Mr. Jellison has also agreed not to compete with our Company for a period of one year after his termination of employment for any reason.

Offer Letters to Messrs. Humphrey and Liner

Mr. Humphrey. Pursuant to an offer letter dated April 24, 2006, as amended December 30, 2008, if Mr. Humphrey’s employment is terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary.

Mr. Liner. Pursuant to an offer letter dated July 21, 2005, as amended December 30, 2008, if Mr. Liner’s employment is terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to the sum of his then-current annual base salary and annual bonus earned with respect to the last year before the termination occurred.

38	Roper Technologies, Inc. 2016 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Summary of Termination Payments and Benefits

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment on December 31, 2015 under the circumstances shown. Scenarios for termination due to involuntarily for cause, voluntary resignation, and retirement have not been included because, in those circumstances, no severance or other additional payments will be made to named executive officers. Scenarios for termination due to death or disability have not been included because they do not discriminate in scope, terms or operation in favor of named executive officers compared to the benefits offered to all salaried employees.

BRIAN D. JELLISON

	Termination Scenario
Potential Payments Upon Termination or Change-in-Control	By Employee For Good Reason	By Company Without Cause	Change-in- Control(1)
Cash payments	$2,450,000	$2,450,000	$2,450,000
Accelerated Equity Awards(2)(3)
2014 Restricted Stock Grant	-	-	9,489,500
2015 Restricted Stock Grant	-	-	28,468,500
Continued Medical Benefits	26,544	26,544	26,544
Total	$2,476,544	$2,476,544	$40,434,544

JOHN HUMPHREY

	Termination Scenario
Potential Payments Upon Termination or Change-in-Control	By Employee For Good Reason	By Company Without Cause	Change-in- Control(1)
Cash payments	$-	$767,000	$767,000
Accelerated Equity Awards(2)(3)
2013 Stock Option Grant	-	-	745,700
2014 Stock Option Grant	-	-	978,600
2015 Stock Option Grant	-	-	1,321,200
2014 Restricted Stock Grants	-	-	1,897,900
2015 Restricted Stock Grants	-	-	5,693,700
Continued Medical Benefits	-	18,528	18,528
Total	$-	$785,528	$11,422,628

Roper Technologies, Inc. 2016 Proxy Statement	39

EXECUTIVE COMPENSATION (CONTINUED)

DAVID B. LINER

	Termination Scenario
Potential Payments Upon Termination or Change-in-Control	By Employee For Good Reason	By Company Without Cause	Change-in- Control(1)
Cash payments	$-	$684,000	$684,000
Accelerated Equity Awards(2)(3)
2013 Stock Option Grant	-	-	298,280
2014 Stock Option Grant	-	-	391,440
2015 Stock Option Grant	-	-	528,480
2014 Restricted Stock Grant	-	-	379,580
2015 Restricted Stock Grant	-	-	1,138,740
Continued Medical Benefits	-	13,272	13,272
Total	$-	$697,272	$3,433,792

PAUL J. SONI

	Termination Scenario
Potential Payments Upon Termination or Change-in-Control	By Employee For Good Reason	By Company Without Cause	Change-in- Control(1)
Cash payments	$-	$-	$-
Accelerated Equity Awards(2)(3)
2013 Stock Option Grant	-	-	298,280
2014 Stock Option Grant	-	-	391,440
2015 Stock Option Grant	-	-	528,480
2014 Restricted Stock Grant	-	-	379,580
2015 Restricted Stock Grant	-	-	1,138,740
Continued Medical Benefits	-	-	-
Total	$-	$-	$2,736,520
(1)	Assumes employment is terminated involuntarily without cause, or also with respect to Mr. Jellison, he resigns for good reason.

(2)	Based on $189.79 closing price as of December 31, 2015.

(3)

Under the terms of our 2006 Incentive Plan, if within two years after a change of control, employment is terminated by the employee for good reason or by the acquirer without cause, or if the acquirer does not assume the awards upon a change in control, (i) outstanding stock options become fully exercisable, (ii) time-based vesting restrictions on outstanding restricted stock awards lapse, and (iii) the target payout opportunities on outstanding performance-based restricted stock awards shall be deemed to have been fully earned (subject to the conditions provided in the 2006 Incentive Plan).

40	Roper Technologies, Inc. 2016 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives, evidenced by the superior returns we have delivered to our shareholders. Over the past 10 years, our total return to shareholders was 17.7% compounded annually, compared to 7.3% annually for the S&P 500. Over the past five years, our return was 20.6% annually, compared to 12.6% for the S&P 500.

Our executive compensation programs are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our shareholders. See the “Proxy Statement Summary” and “Compensation Discussion and Analysis” above for key characteristics of our executive compensation programs.

We are seeking shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement is hereby APPROVED.

The vote on this proposal is advisory and non-binding; however, the Compensation Committee and our Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs.

The Board of Directors recommends a vote “FOR” the resolution providing an advisory approval of the Company’s compensation of executive officers.

Roper Technologies, Inc. 2016 Proxy Statement	41

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four non-employee directors, each of whom has been determined by the Board of Directors to be independent under the rules of the NYSE and the SEC. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s Independent Certified Public Accountants and the performance of the Company’s internal audit function. The Committee retains the Company’s Independent Certified Public Accountants to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the Independent Certified Public Accountants, and pre-approves all of their services. The Company’s management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee maintains oversight of the Independent Certified Public Accountants by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting. The Audit Committee may delegate its duties and responsibilities to a subcommittee of the Committee.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and performance of the Company’s Vice President of Internal Auditing and periodically meeting with the Vice President of Internal Auditing to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent accounting firm for the fiscal year ended December 31, 2015; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2015; (iii) discussed with PwC the matters required to be discussed by the statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iv) received the written disclosures and the letter from the Independent Certified Public Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Certified Public Accountants’ communications with the audit committee concerning independence, and has discussed with the Independent Certified Public Accountants its independence; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; and (viii) reviewed and discussed with PwC the results of the audit of the effectiveness of internal control over financial reporting in accordance with § 404 of the Sarbanes-Oxley Act.

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE*

Christopher Wright, Chairman

Amy Woods Brinkley

John F. Fort III

Laura G. Thatcher

*	Ms. Thatcher joined our Audit Committee on March 9, 2016, subsequent to the filing of our audited financial statements in our Form 10-K and the approval of the foregoing Report by the Audit Committee.

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent that Roper specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

42	Roper Technologies, Inc. 2016 Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANTS FEES

Set forth below are the professional fees billed by PwC for the fiscal years ended December 31, 2015 and 2014. It is the Audit Committee’s policy that all services performed by and all fees paid to the independent auditor require the Audit Committee’s prior approval. As such, all audit, audit-related tax and other fees were pre-approved by the Audit Committee.

	Dollars in Thousands
Fees	FY 2015	FY 2014
Audit Fees(1)	$4,514	$3,940
Audit-Related Fees(2)	1,148	845
Tax Fees(3)	1,205	884
All Other Fees	14	6
Total Fees	$6,881	$5,675

(1)

Aggregate fees from PwC for audit or review services in accordance with the standards of the Public Company Accounting Oversight Board (United States) and fees for services, such as statutory audits and review of documents filed with SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Aggregate fees from PwC for assurance and related services which primarily include due diligence on acquisition targets.

(3)	Tax fees include tax compliance, assistance with tax audits, tax advice and tax planning.

Roper Technologies, Inc. 2016 Proxy Statement	43

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered accounting firm for the year ending December 31, 2016. Our Board of Directors recommends that the shareholders ratify this appointment. PwC has been our Company’s independent auditor since May 2002. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and to respond to appropriate questions of shareholders in attendance. If this proposal does not pass, the selection of our independent registered accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the proposal passes, the Audit Committee may decide to select another firm at any time.

The Board recommends a vote “FOR” approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2016.

44	Roper Technologies, Inc. 2016 Proxy Statement

PROPOSAL 4: APPROVAL OF THE ROPER TECHNOLOGIES, INC. 2016 INCENTIVE PLAN

Our Board of Directors adopted the Roper Technologies, Inc. 2016 Incentive Plan (the “2016 Plan”) in March 2016, subject to approval by our shareholders at this Annual Meeting. If approved by shareholders, the 2016 Plan will become effective on May 27, 2016 (the “Effective Date”) and will replace our 2006 Incentive Plan, as amended (the “Prior Plan”). The 2016 Plan will have 7,924,932 new shares reserved for issuance, plus up to 2,075,068 shares available under the Prior Plan immediately prior to the Effective Date.

Reasons for Shareholders’ Approval of the 2016 Plan

The 2016 Plan will allow us to continue to grant equity awards. Our Prior Plan expires in June 2016. The Compensation Committee believes that the Company must continue to grant equity compensation in order to attract, retain and motivate our key employees. The ability to grant equity awards keeps us competitive for talent and is fundamental to the effectiveness of our compensation program.

Equity awards align employees’ interests with shareholders’ long-term interests. Equity awards promote the success and enhance the value of our Company by aligning the personal interests of our directors, officers and employees with those of our shareholders and by retaining executives through multi-year service requirements for vesting in awards.

Equity awards reflect the Compensation Committee’s pay-for-performance philosophy. The value ultimately received by participants from our equity awards is linked to the value of our common stock.

Approval will facilitate the tax deductibility of performance-based compensation. Shareholder approval of the 2016 Plan will preserve our Company’s ability to continue to grant performance-based awards that are intended to be fully deductible without regard to the deduction limit imposed under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Shareholder approval of the 2016 Plan includes shareholder approval of the business criteria listed below under “Performance Goals” for purposes of Code Section 162(m).

Our burn rate and dilution is low. The awards we make annually and that are outstanding and available for future grants are a lower percentage of total shares outstanding than is typical among our peer group.

Key Features of the 2016 Plan

Conservative share counting provisions. We count the full number of shares issued, rather than the net number of shares, where shares are withheld from an award to satisfy tax withholding requirements or delivered or withheld to pay the exercise price of an option. We also count the full number of shares underlying stock appreciation rights.

No repricing of options. The 2016 Plan does not permit the repricing of options or stock appreciation rights, either directly or indirectly through replacement with new awards or cash buyouts, without stockholder approval.

“Double trigger” change in control provisions. If an acquirer assumes our awards in connection with a change in control, accelerated vesting of a participant’s awards occurs only if the participant’s employment is terminated without “cause” or the participant resigns for “good reason” within two years after the change in control.

Independent committee administration. The Plan is administered by our Compensation Committee, which is comprised entirely of independent directors.

Equity Usage Information

Outstanding Awards. As of March 31, 2016, under the Prior Plan (which is the only plan under which awards remained outstanding), there were (i) 4,616,583 shares of our common stock subject to outstanding awards, of which 3,625,510 shares were subject to stock options outstanding with a weighted average exercise price per share of $114.29 and a weighted average remaining term of 6.4 years; (ii) 991,073 shares were subject to restricted stock awards and restricted stock units outstanding and unvested, and (iii) 2,075,068 shares of our

Roper Technologies, Inc. 2016 Proxy Statement	45

common stock reserved and available for future awards under the Prior Plan. On March 31, 2016, the closing price of Roper common stock on the New York Stock Exchange was $182.77.

Burn Rate. Over the past three years (2015, 2014 and 2013), our annual burn rates have been 1.45%, 1.36%, and 1.37%, respectively. These burn rates were calculated by the number of stock options and full-value awards granted during the applicable year (using a 1.9 multiplier for full-value awards) as a percentage of weighted average shares outstanding.

Equity Overhang. We define “overhang” as the sum of outstanding equity awards under our Prior Plan plus the number of shares available for future grant, divided by the sum of the foregoing plus the number of shares outstanding. As of March 31, 2016, our overhang was 6.2%.

Dilution. The 7,924,932 million new shares requested under the 2016 Plan represent approximately 7.8% of our shares of common stock outstanding as of March 31, 2016.

Summary of the 2016 Plan

The following is a summary of the provisions of the 2016 Plan. This summary is qualified in its entirety by the full text of the 2016 Plan, attached to this Proxy Statement as Appendix B.

Purpose. The purpose of the 2016 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of its shareholders, and by providing participants with an incentive for outstanding performance.

Administration. The 2016 Plan will be administered by the Compensation Committee of the Board of Directors, which has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2016 Plan; and make all other decisions and determinations that may be required under the 2016 Plan.

Shares Available for Awards. The 2016 Plan will have 7,924,932 new shares available for issuance, plus up to 2,075,068 shares remaining available under the Prior Plan immediately prior to the Effective Date. In addition, up to 4,616,583 shares subject to awards previously granted under the Prior Plan that are outstanding as of the Effective Date and thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason will become available under the 2016 Plan.

Share Counting. Shares underlying options and stock appreciation rights count as one share, while shares underlying all other awards count as three shares, against the number of shares available for issuance under the 2016 Plan. Shares withheld from an award to satisfy tax withholding requirements, shares delivered or withheld to pay the exercise price of an option, and the full number of shares underlying stock appreciation rights, rather than the net number of shares actually issued, are counted against the shares available under the 2016 Plan. The 2016 Plan provides that shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2016 Plan.

Eligibility. The 2016 Plan permits the grant of equity awards to employees, officers, directors and consultants of the Company and its affiliates as selected by the Compensation Committee. As of March 31, 2016, the Company had approximately 11,000 employees and 8 non-employee directors. The number of eligible participants may change over time based upon future growth of the Company and its affiliates.

Awards to Non-Employee Directors. Awards granted to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of the Company’s director compensation plan as in effect from time to time. In no event will the awards that may be granted to any non-employee director (other than a non-executive chairman) during any calendar year exceed 6,000 shares.

46	Roper Technologies, Inc. 2016 Proxy Statement

Types of Equity Awards. The 2016 Plan authorizes the following types of awards:

•	stock options that give the holder the right to purchase shares of our common stock at a price not less than the fair market value at grant;

•

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of a share of our common stock as of the grant date);

•	restricted stock, which gives the holder the rights of a holder of common stock, subject to restrictions on transferability and forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals;

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award, except that dividends or dividend equivalents will not be paid on performance-based awards unless and until the performance conditions have been met; and

•	other cash and stock-based awards in the discretion of the Compensation Committee.

Minimum Vesting Restrictions. Options and SARs granted under the 2016 Plan generally may not vest less than one year following the grant date, except with respect to up to 5% of the total number of shares authorized under the 2016 Plan or as a result of a participant’s death or disability or upon, or in connection with, a participant’s termination of service following, a change in control.

Limitations on Individual Awards. The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the 2016 Plan to any one person during any one calendar year is 450,000. The maximum number of shares of common stock that may be granted under the 2016 Plan in the form of performance-based full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the 2016 Plan to any one person during any one calendar year is 450,000. The aggregate dollar value of any cash-based award that may be paid to any one participant during any one calendar year under the 2016 Plan is $10,000,000. For purposes of applying the foregoing limits in the case of multi-year performance periods, the amount of cash or property or number of shares deemed granted or paid with respect to any year is the total amount payable or shares earned for the performance period divided by the number of years in the performance period.

Performance Goals. If a full-value award or a cash award is designated as a qualified performance-based award for purposes of Code Section 162(m), the Compensation Committee must establish objectively determinable performance goals for the award based on one or more business criteria approved by shareholders. The business criteria may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate or measured relative to an external group or index. Additionally, the Committee may provide for the inclusion or exclusion of specified circumstances or events in the evaluation of performance. The following criteria are identified in the 2016 Plan:

•	Revenue
•	Sales
•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
•	Net income (before or after taxes, operating income or other income measures)
•	Cash (cash flow, free cash flow, cash generation or other cash measures)
•	Cash return on investment

Roper Technologies, Inc. 2016 Proxy Statement	47

•	Stock price or performance
•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
•	Economic value added
•	Market share
•	Improvements in capital structure
•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
•	Business expansion or consolidation (acquisitions and divestitures)
•	Internal rate of return or increase in net present value
•	Working capital targets relating to inventory and/or accounts receivable
•	Productivity measures
•	Cost reduction measures
•	Capital structure optimization
•	Strategic plan development and implementation
•

Return measures (including, but not limited to, return on assets, capital, equity, investments, gross investments, revenue or sales, and includes cash flow returns on assets, capital, equity, or sales)

Limitations on Transfer. A participant may not assign or transfer an award other than by will or the laws of descent and distribution. The Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. The 2016 Plan prohibits transfers of awards for value.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document or separate agreement governing an award:

•

If a participant’s service terminates by reason of death or disability, (i) all of that participant’s outstanding options and stock appreciation rights will become fully exercisable, (ii) all time-based vesting restrictions on such participant’s outstanding awards shall lapse, and (iii) the target payout opportunities attainable under all of that participant’s outstanding performance-based awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level.

•

In connection with a change in control, with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted: if within two years after the effective date of the change in control, a participant’s employment is terminated without cause (or if the participant resigns for “good reason” as provided in any employment, severance or similar agreement), then (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will be earned on a pro-rata basis based on actual performance through the end of the performance period.

•

In connection with a change in control, if awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control: (a) all outstanding service-based awards will become fully vested and exercisable, as applicable, and (b) all outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a prorate payout to the participants based on the length of time within the performance period that has elapsed prior to the date of the change of control.

Adjustments. In the event of a transaction between the Company and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2016 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2016 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment. Our Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2016 Plan, but if an amendment would constitute a material

48	Roper Technologies, Inc. 2016 Proxy Statement

amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval.

Prohibition on Repricing. Outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of our shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of our shareholders.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2016 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and non-U.S. income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2016 Plan. When the optionee exercises a nonstatutory option, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when the optionee later sells or disposes of the shares received upon exercise of an option will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the shares received upon exercise of the option for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the shares received upon exercise of the option will be taxed as long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the shares received upon exercise of the option in a sale, exchange, or other disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the shares received upon exercise of the option at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2016 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be taxed as ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable or is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount the participant paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the

Roper Technologies, Inc. 2016 Proxy Statement	49

equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount the participant paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2016 Plan.

New Plan Benefits

Awards to be made under the 2016 Plan are not determinable because generally they are granted at the sole discretion of the Compensation Committee. Awards granted in 2015 to the named executive officers are set forth above in the section captioned “Executive Compensation.” Awards that will be granted to our non-employee directors are described in the section captioned “Director Compensation.”

Vote Required

The approval of the 2016 Plan requires the affirmative vote of a majority of the votes entitled to be cast on this proposal. Approval of the 2016 Plan will also be considered approval of the performance criteria included in the 2016 Plan for purposes of performance-based compensation under Code Section 162(m). See the discussions above captioned “Performance Award Under Code Section 162(m)” and “Performance Goals.”

The Board of Directors recommends a vote “FOR” the approval of the Roper Technologies 2016 Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 regarding our compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity Compensation Plans Approved by Shareholders(1)
Stock options	3,117,616	$104.54	-
Restricted stock awards(2)	709,275	-
Subtotal	3,826,891		3,175,605
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	3,826,891	$-	3,175,605

(1)	Consists of the Amended and Restated 2006 Incentive Plan.

(2)	The weighted-average exercise price is not applicable to restricted stock awards.

50	Roper Technologies, Inc. 2016 Proxy Statement

ANNUAL MEETING AND VOTING INFORMATION

Our company is soliciting the enclosed proxy for use at the 2016 Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 26, 2016.

We are concurrently mailing or making available to shareholders a copy of our 2015 Annual Report, which includes our Form 10-K for the year ended December 31, 2015. Our Form 10-K and its exhibits are available on the internet at www.sec.gov. The Annual Report and Form 10-K are not part of these proxy soliciting materials.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Q:	When is the Annual Meeting?

A:	Date & Time:

Friday, May 27, 2016 at 9:30 a.m.

(and at any adjournments thereof)

Place:

Our corporate office located at:

        6901 Professional Parkway East,

        Suite 200,

        Sarasota, Florida 34240

Q:	What is the purpose of this meeting?

A:	This is the Annual Meeting of our shareholders. At this meeting, we will be voting on the following matters:

1.	The election of nine directors;

2.	Approval of, on a non-binding advisory basis, the compensation of our named executive officers;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for 2016; and

4.	Approval of the Roper Technologies, Inc. 2016 Incentive Plan.

We will also transact any other business properly brought before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A.	We are not aware of any matters to be acted upon at the Annual Meeting other than the proposals described in this Proxy Statement. The Board of Directors has named Brian D. Jellison and David B. Liner as proxy holders for this Annual Meeting. If you submit a properly executed proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or at any adjournment or postponement of the meeting. If for any reason a director nominee is not available as a candidate, the proxy holders may vote your shares for another candidate who may be nominated by the Board, or the Board may reduce its size.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the person named as proxy holder in accordance with the instruction given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

FOR each director nominee;

FOR the advisory approval of our executive compensation;

FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered accounting firm; and

FOR approval of the Roper Technologies, Inc. 2016 Incentive Plan.

Roper Technologies, Inc. 2016 Proxy Statement	51

ANNUAL MEETING AND VOTING INFORMATION (CONTINUED)

Q:	Who may vote at the Annual Meeting?

A:	Only shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of Roper common stock since that date.

Q:	What is the record date?

A.	Our Board has established the close of business on March 29, 2016 as the record date to determine the shareholders of record entitled to receive a notice of, and to vote at, our Annual Meeting or any adjournment or postponement of the meeting. On the record date, there were 101,186,133 shares of our common stock, $1 par value, outstanding and entitled to vote. Each share of our common stock is entitled to one vote that may be voted on each matter to be acted upon at this Annual Meeting.

Q:	What is a shareholder of record?

A.	A shareholder of record or a registered shareholder is a shareholder whose ownership of Roper Technologies, Inc. common stock is reflected directly on the books and records of our transfer agent, American Stock Transfer & Trust Company. If you are a shareholder of record, we are providing these materials directly to you.

If you hold your shares of common stock through a bank, broker, or other intermediary, you are considered the “beneficial owner” of those shares held in “street name,” and you are not a shareholder of record. The shareholder of record of the shares is your bank, broker, or other intermediary. If your shares are held in street name, these proxy materials have been forwarded to you by your bank, broker, or other intermediary. As the beneficial owner, you have the right to instruct that institution on how to vote the shares you beneficially own.

Q:	How can I submit my vote?

A:	There are four ways to vote: by internet, by telephone, by mail or in person. Submitting your proxy by internet, telephone or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting in person, your vote must be received by 11:59 p.m. Eastern Time on May 26, 2016.

•	By Internet. Have your proxy card available and log on to www.proxyvote.com.

•	By Telephone. Have your proxy card available and call 800-690-6903 toll free (US only) from a touchtone telephone

•	By Mail. Mark, date, sign, and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.

•	In Person. You may vote by ballot in person at the Annual Meeting. Bring your proxy card if you received one by mail, otherwise we will provide shareholders of record a ballot at the Annual Meeting.

If your shares are held by a bank, broker, or other intermediary, that institution will provide voting instructions with the proxy materials. Please follow the voting instructions that you receive from that institution. Additionally, if you plan to vote in person at the Annual Meeting and your shares are held by a bank, broker or other intermediary, you must obtain proof of stock ownership as of the record date and have a valid legal proxy from the institution that holds your shares.

Q:	What is a broker non-vote?

A:	If your shares are held in street name through a bank, broker or other intermediary, you must provide voting instructions to that institution. Under the rules of the NYSE, if you do not provide voting instructions, the institution may vote in its discretion on routine proposals, but not on non-routine proposals, or leave the shares unvoted, which is called a “broker non-vote.”

The following proposals are not considered routine proposals, so banks, brokers and other intermediaries do not have discretionary authority to vote on these matters if they have not received voting instructions from you: (i) the election of directors, (ii) the advisory vote on the approval of compensation to our named executive officers, and (iii) the approval of the Roper Technologies, Inc. 2016 Incentive Plan. The ratification of the appointment of the independent registered accounting firm is considered a routine proposal,

52	Roper Technologies, Inc. 2016 Proxy Statement

ANNUAL MEETING AND VOTING INFORMATION (CONTINUED)

so if you do not provide voting instructions, the institution holding your shares may either leave the shares unvoted or vote the shares in its discretion. If your shares are held through a bank, broker, or other intermediary, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the appointment of PricewaterhouseCoopers LLP unless you have provided voting instructions.

Q:	How are broker non-votes and abstentions treated?

A:	Broker non-votes are not treated as votes cast for any of the matters on the agenda, so they will not have any effect on those proposals. Abstentions are not treated as votes cast, so they will have no effect on the election of directors. Abstentions are treated as present and entitled to vote, so they will have the effect of a vote cast against the approval of the compensation of our named executive officers, against the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm, and against the approval of the 2016 Incentive Plan.

Q:	What constitutes a quorum?

A:	To conduct business at our Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote as of the record date are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum. If there is an insufficient number of shares represented for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.

Q:	How many votes are needed for each proposal?

A:	Our By-laws provide that each director will be elected by a majority of the votes cast with respect to such director (except in the case of contested elections, in which case directors are elected by a plurality). A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for the election of directors. If an incumbent director fails to receive a majority of the votes cast, the director will tender his or her resignation to the Board. The Nominating and Governance Committee or another committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation within 90 days after the election results are certified.

The vote on the approval of compensation to our named executive officers is an advisory vote and non-binding on the Company. If the majority of the shares present in person or represented by proxy and entitled to vote are cast in favor of the proposal, then it will be deemed to be the approval of the shareholders. Abstentions will have the effect of a vote against the proposal. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company. Abstentions will have the effect of a vote against these proposals. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

With respect to approval of the 2016 Plan, the vote choices are for, against or abstain. The approval of the 2016 Plan, and the qualified business criteria for performance-based awards included in the 2016 Plan, requires the affirmative vote of a majority of the votes entitled to be cast on the proposal present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of votes against the proposal. Broker non-votes will not count as votes cast and otherwise will not affect the outcome of the voting on the proposal.

Q:	Is my proxy revocable?

A.	You may revoke your proxy before it is exercised by voting in person at the Annual Meeting, by timely delivering a subsequent proxy or by notifying us in writing of such revocation to the

Roper Technologies, Inc. 2016 Proxy Statement	53

ANNUAL MEETING AND VOTING INFORMATION (CONTINUED)

attention of the Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240. If you are not the shareholder of record, you will need documentation from your record holder stating your ownership to vote personally at the Annual Meeting. See “What is a shareholder of record?” above.

Q:	What is “householding” and how does it affect me?

A.	The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy Proxy Statement delivery requirements for two or more shareholders sharing an address by delivering one set of proxy materials to those shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

Certain intermediaries use householding for our proxy materials and our 2015 Annual Report. Therefore, only one set of materials may have been delivered to your address if multiple shareholders share the same address. If you share an address with another shareholder and wish to receive a separate set of materials in the future, or if you would like to receive only one set of materials, you should contact your bank, broker or other intermediary or us at the address and telephone number below. We will promptly send a separate copy of the Proxy Statement for the Annual Meeting or the 2015 Annual Report if you call us at 941-556-2601 or direct your request in writing to the attention of the Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Q:	How can I find the voting results of the Annual Meeting?

A.	The Board of Directors has designated an inspector of election who will tabulate the votes submitted by proxy and by ballot. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	Who is paying for the expenses involved in preparing and mailing this Proxy Statement?

A:	We are paying the expenses involved in preparing, assembling and mailing these proxy material and all costs of soliciting proxies. Our directors, executive officers and other employees may solicit proxies, without additional compensation, personally or by telephone, email or other means of communication. We have also engaged Georgeson Inc. as the proxy solicitor for this Annual Meeting for a fee of approximately $10,000 plus reasonable expenses. We will reimburse banks, brokers and other intermediaries, such as custodians, nominees and fiduciaries, that hold our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	What is your website for additional information?

A:	We maintain a website at www.ropertech.com. The information on our website is not part of this Proxy Statement, and it is not incorporated into any other filings we make with the SEC.

54	Roper Technologies, Inc. 2016 Proxy Statement

INFORMATION REGARDING THE 2017 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a matter to be considered at the 2017 Annual Meeting, you must comply with the procedures set forth below. Any proposal or nomination to be made to the Company should be sent to:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: Secretary

•

Proxy Statement Proposals. If you intend to submit a proposal to be included in the Proxy Statement for the 2017 Annual Meeting of Shareholders, we must receive your proposal no later than December 27, 2016. All proposals must comply with the SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s proxy material.

•	Director Candidate Nomination. Our By-laws set forth the procedures you must follow if you wish to nominate a director candidate in connection with the 2017 Annual Meeting of Shareholders.

Proxy Access to Include Nominees in our 2017 Proxy Statement. If you are a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years and wish to nominate a director candidate and require us to include such nominee in our Proxy Statement and form of proxy, your must submit your request so it is received by the Company between January 27, 2017 and February 26, 2017, in accordance with our By-laws. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our By-laws. All proxy access nominations must be accompanied by information about the nominating shareholders as well as the nominees and meet the requirements specified in our By-laws, including the information specified under “Nominees Not for Inclusion in our 2017 Proxy Statement” below.

Nominees Not for Inclusion in our 2017 Proxy Statement. If you wish to nominate a director candidate in connection with the 2017 Annual Meeting of Shareholders and are not requiring the nominee be included in our Proxy Statement, you must submit the nomination so it is received by the Company between January 27, 2017 and February 26, 2017, in accordance with our By-laws. The notice to nominate a person for election as a Company director, notice must include a written statement setting forth (i) the name of the person to be nominated; (ii) the number and class of all shares of each class of Company stock owned of record and beneficially by such person, as reported by such person to you; (iii) such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; (iv) such person’s signed consent to serve as a director of our Company if elected; (v) your name and address; (vi) the number and class of all shares of each class of Company stock owned of record and beneficially by such shareholder (and any beneficial owner on whose behalf the nomination is made); and (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to Roper’s securities.

•

Matters for Annual Meeting Agenda. If you wish to have other business (not the nomination of a director candidate) brought before the 2017 Annual Meeting of Shareholders, you must submit the proposal between January 27, 2017 and February 26, 2017, in accordance with our By-laws. If you intend to present the matter directly at the 2017 Annual Meeting of Shareholders, the notice must include the text of the proposal; a brief statement of the reasons why you favor the proposal; your name and address; the number and class of all shares of each class of Company stock owned of record and beneficially by you (and any beneficial owner on whose behalf the proposal is made); a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging

Roper Technologies, Inc. 2016 Proxy Statement	55

transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to the Roper’s securities; and if applicable, any material interest of you and such beneficial owner in the matter proposed (other than as a shareholder).

With respect to matters not included in the Proxy Statement but properly presented at the Annual Meeting of Shareholders, management generally will be able to vote proxies in its discretion if it receives notice of the proposal during the period specified above and advises shareholders in the Proxy Statement for the 2017 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal (a) provides us with a timely written statement that the proponent intends to deliver a Proxy Statement to at least the percentage of our voting shares required to carry the proposal, (b) includes the same statement in the proponent’s own proxy materials, and (c) provides us with a statement from a solicitor confirming that the necessary steps have been taken to deliver the Proxy Statement to at least the percentage of our voting shares required to carry the proposal.

56	Roper Technologies, Inc. 2016 Proxy Statement

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjourned Annual Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote the shares represented by the proxy in their discretion.

By the Order of the Board of Directors

Brian D. Jellison

Chairman, President and Chief Executive Officer

Dated: April 26, 2016

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APPENDIX A—RECONCILIATIONS

Table 1: Full Year Adjusted Revenue and Adjusted Operating Margin Reconciliation

(in millions, except percentages)

	2015	2014	2013	2012
Full Year GAAP Revenue	$3,582	$3,549	$3,238	$2,993
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	11	2	7	9
Add: Purchase Accounting Adjustment to Acquired Revenue	-	-	26	-
Rounding	-	1	1	-
Adjusted Revenue (A)	$3,593	$3,552	$3,272	$3,002

GAAP Operating Profit	$1,028	$999	$842	$758
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	11	2	7	9
Add: Purchase Accounting Adjustment to Acquired Revenue	-	-	26	-
Add: Acquisition-Related Inventory Step-up Charge	5	1	-	-
Add: Transaction Expenses	-	-	-	6
Add: Credit Facility Write-off	-	-	-	1
Add: Vendor-Supplied Component Quality Issue	-	-	9	-
Rounding	(1)	1	1	(1)
Adjusted Operating Profit (B)	1,043	1,003	885	773
GAAP Operating Margin	28.7%	28.2%	26.0%	25.3%
Adjusted Operating Margin (B) / (A)	29.0%	28.2%	27.0%	25.7%

Table 2: Full Year GAAP DEPS to Adjusted DEPS Reconciliation

	2015	2014	2013	2012
GAAP Diluted Earnings Per Share (DEPS)	$6.85	$6.40	$5.37	$4.86
Minus: Gain on Sale of Divested Business	($0.33)
Add: Impairment Charge on Minority Investment	$0.06
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	$0.07	$0.02	$0.05	$0.06
Add: Purchase Accounting Adjustment to Acquired Revenue			$0.17
Add: Acquisition-Related Inventory Step-up Charge	$0.03	$0.01
Add: Transaction Expenses				$0.01
Add: Credit Facility Write-off				$0.04
Add: Vendor-Supplied Component Quality Issue			$0.06
Rounding		($0.01)		($0.01)
Adjusted DEPS	$6.68	$6.42	$5.65	$4.96

58	Roper Technologies, Inc. 2016 Proxy Statement

Table 3: 2015 EBITDA and EBITDA Margin Reconciliation

(in millions, except percentages)

2015
GAAP Revenue	$3,582.4
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	10.6
Rounding	-
Adjusted Revenue (A)	$3,593.0

GAAP Net Earnings	$696.1
Add: Taxes	306.3
Add: Amortization	166.1
Add: Interest Expense	84.2
Add: Depreciation	38.2
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue	10.6
Add: Acquisition-Related Inventory Step-up Charge	4.6
Add: Impairment Charge on Minority Investment	9.5
Less: Gain on Disposal of a Business	(70.9)
EBITDA (B)	1,244.7
EBITDA Margin (B) / (A)	34.6%

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APPENDIX B—ROPER TECHNOLOGIES, INC. 2016 INCENTIVE PLAN

ROPER TECHNOLOGIES, INC.

2016 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Roper Technologies, Inc. 2016 Incentive Plan (as may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of Roper Technologies, Inc. (together with any successor, the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the

60	Roper Technologies, Inc. 2016 Proxy Statement

Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in any of the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) unless otherwise determined by the Committee at the time of any such change, a Participant’s change in status among employee, director or consultant of the Company or an Affiliate, (iv) a Participant’s short-term disability, or (v) a Participant’s leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, if any such leave exceeds 90 days, and the Participant’s reemployment upon expiration of such leave is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

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(j) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(k) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(l) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(n) “Effective Date” has the meaning assigned such term in Section 3.1.

(o) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(p) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

(q) “Fair Market Value” means, on any date, (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices of the Stock as quoted by the applicable interdealer quotation system for such date, or (iii) fair market value as determined by such other method as the Committee determines in good faith to be reasonable.

(r) “Full-Value Award” means any Award other than an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(s) “Good Reason” has the meaning assigned such term in an employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in any such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Independent Directors” means those members of the Board of Directors who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed.

(w) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

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(z) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc) “Performance Award” means an Award granted pursuant to Article 9.

(dd) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ee) “Prior Plan” means the Roper Technologies, Inc. Amended and Restated 2006 Incentive Plan.

(ff) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(hh) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question and except as otherwise determined by the Committee, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 15), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(mm) “Stock” means the $0.01 par value Common Stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment (in cash or Stock) equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan first became effective on May 27, 2016, the date that it was approved by the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of two or more Independent Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors and is in accordance with Section 5.4(b) hereof.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided herein, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

64	Roper Technologies, Inc. 2016 Proxy Statement

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein;

(k) Correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing:

(1) The Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

(2) The Board may from time to time reserve to the Independent Directors (or any subset thereof), as a group, any or all of the authority and responsibility of the Committee under the Plan. To the extent and during such time as the Board has so reserved any authority and responsibility, the Independent Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.3) shall include the Independent Directors. To the extent any action of the Independent Directors under the Plan made within such authority conflicts with actions taken by the Committee, the actions of the Independent Directors shall control.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan from the Effective Date shall be (i) 7,924,932, (ii) plus the number of Shares (not to exceed 2,075,068) remaining available for issuance under the Prior Plan but not subject to outstanding awards as of the Effective Date, plus (iii) the number of additional Shares underlying awards outstanding under the Prior Plan as of the Effective Date (not to exceed 4,616,583) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason after the Effective Date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be the sum of the foregoing. From and after the Effective Date, no further awards shall be granted under the Prior Plan.

5.2. SHARE COUNTING.

(a) Awards of Options and Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.0 Share for each Share covered by such Awards, and Full-Value Awards shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 3.0 Shares for each Share covered by such Awards.

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(b) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a Participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award (based on the number set forth in clause (a)) will again be available for issuance pursuant to Awards granted under the Plan.

(f) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON INDIVIDUAL AWARDS.

(a) Employee Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1): (i) the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any calendar year under the Plan to any one Participant is 450,000; (ii) the maximum number of Shares with respect to Full-Value Awards that are Performance Awards granted in any calendar year to any one Participant is 450,000; and (iii) the aggregate dollar value of any cash-based Performance Award that may be paid to any one Participant during any one calendar year under the Plan is $10,000,000 For purposes of applying the foregoing limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed granted or paid with respect to any year is the total amount payable or Shares earned for the performance period divided by the number of years in the performance period.

(b) Non-Employee Director Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director (other than a non-executive chairman) is 6,000 Shares.

5.5. MINIMUM VESTING REQUIREMENTS FOR OPTIONS AND SARS. Except in the case of substitute Awards granted pursuant to Section 14.10 and subject to the following sentence, any Options or Stock Appreciation Rights granted under the Plan to an Eligible Participant shall not vest less than one year following the Grant Date. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of Options and SARs in the event of the Participant’s death or disability or upon, or in connection with Participant’s termination of service following a Change in Control, and (ii) the Committee may grant Options and SARs without respect to the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Options and SARs otherwise subject to the above-described minimum vesting requirements, with respect to Options and SARs covering 5% or fewer of the total number of Shares authorized under the Plan.

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ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

(d) Method of Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e) Prohibition on Repricing. Except as otherwise required pursuant to Section 15.1, without the prior approval of the shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for an Option, SAR or other Award with an exercise, base or purchase price that is less than the exercise price of the original Option or for a Full-Value Award, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the then-current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Base Price. The base price per Share under a Stock Appreciation Right shall be determined by the Committee, provided that the base price for any Stock Appreciation Right (other than a Stock Appreciation Right issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

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(c) Exercise Term. In no event may any Stock Appreciation Right be exercisable for more than ten years from the Grant Date.

(d) Other Terms. All Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

(e) Prohibition on Repricing. Except as otherwise required pursuant to Section 15.1, without the prior approval of the shareholder of the Company: (i) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly (ii) a Stock Appreciation Right may not be cancelled in exchange for an Option, SAR or other Award with an exercise, base or purchase price that is less than the base price of the original Stock Appreciation Right or for a Full-Value Award, and (iii) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the then-current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

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10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided herein or in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the 3rd month following the date the dividends are paid to shareholders. In no event shall dividends with respect to an award of Restricted Stock or Restricted Stock Units that is subject to performance-based conditions be paid or distributed unless and until the performance-based conditions are met.

10.3. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to any Covered Employee to qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated (and subject to the Award limits set forth in Section 5.4(a) of the Plan), the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, free cash flow, cash generation or other cash measures)

—Cash return on investment

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—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic value added

—Market share

—Improvements in capital structure

—Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

—Internal rate of return or increase in net present value

—Working capital targets relating to inventory and/or accounts receivable

—Productivity measures

—Cost reduction measures

—Capital structure optimization

—Strategic plan development and implementation

—Return measures (including, but not limited to, return on assets, capital, equity, investments, gross investments, revenue or sales, and includes cash flow returns on assets, capital, equity, or sales)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization

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and restructuring programs; (e) events that are of an unusual nature or of a type that indicates infrequency of occurrence as described in then-current accounting principles and identified or discussed in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee (which may be approved minutes of a meeting or otherwise) in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the host Award; (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). In no event shall Dividend Equivalents with respect to a Performance Award be paid or distributed until the performance-based conditions of the Performance Award are met.

ARTICLE 13

OTHER STOCK-BASED AWARDS

13.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plans, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards which shall be subject to the terms of the Plan.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

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14.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within 30 days following the date of termination (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target

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payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and, subject to Section 17.4, there shall be a pro rata payout to Participants within 30 days following the date of the Change in Control (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or (subject to the following sentence) the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be earned based on actual performance through the end of the performance period, and there shall be a pro rata payout to the Participant or his or her estate within 30 days after the amount earned has been determined (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION UNDER CERTAIN CIRCUMSTANCES. Subject to Section 11.3 as to Qualified Performance-Based Awards and to Section 5.5, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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14.11. FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and, if applicable, exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised (provided that Participants shall be provided with advance written notice of any such exercise period), (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that any amendment or modification to the Plan shall be subject to shareholder approval if such amendment or modification would (i) increase the number of Shares available under the Plan, (ii) otherwise constitute a material

74	Roper Technologies, Inc. 2016 Proxy Statement

change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, or (iii) be an amendment to permit a direct or indirect repricing prohibited pursuant to Section 7.1 or 8.1; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (x) to comply with the listing or other requirements of an Exchange, or (y) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) All Options and SARs shall be subject to the prohibitions on repricing set forth in Sections 7.1 and 8.1; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an applicable Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee, at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by

Roper Technologies, Inc. 2016 Proxy Statement	75

withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify the Award for equity classification), all in accordance with such procedures as the Committee establishes.

17.4. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such (“Non-Exempt Deferred Compensation”) will not be payable or distributable, and/or such different form of payment will not be effected, to the Participant by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”) and (ii) , the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series

76	Roper Technologies, Inc. 2016 Proxy Statement

of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.5. NO RIGHT TO CONTINUED SERVICE. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares,

Roper Technologies, Inc. 2016 Proxy Statement	77

unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.15. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.16. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

78	Roper Technologies, Inc. 2016 Proxy Statement

ROPER TECHNOLOGIES, INC.

6901 PROFESSIONAL PKWY EAST

SARASOTA, FL 34240

ATTN: LEGAL DEPT

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07750-P73229                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROPER TECHNOLOGIES, INC.		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

	01) Amy Woods Brinkley	06) Wilbur J. Prezzano
	02) John F. Fort, III	07) Laura G. Thatcher
	03) Brian D. Jellison	08) Richard F. Wallman
	04) Robert D. Johnson	09) Christopher Wright
05) Robert E. Knowling, Jr.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To consider, on a non-binding, advisory basis, a resolution approving the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company.	☐	☐	☐

4.	To approve the Roper Technologies, Inc. 2016 Incentive Plan.	☐	☐	☐

5.	To transact any other business properly brought before the meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR all nominees listed and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be

Held on May 27, 2016:

The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

E07751-P73229

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 27, 2016

The undersigned hereby authorize(s) BRIAN D. JELLISON and DAVID B. LINER, or either of them, as proxies, and each with full power of substitution and revocation, to represent and vote the shares of common stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 27, 2016, at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 at 9:30 a.m. (local time) and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE